As filed with the Securities and Exchange Commission on July 10, 2024

Investment Company Act File No. 811-07170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 119	[X]

TCW FUNDS, INC.

(Registrant Exact Name as Specified in Charter)

515 South Flower Street

Los Angeles, CA 90071

(Address of Principal Executive Offices (Number, Street, City, State and Zip Code))

Registrant’s Telephone Number, including Area Code: 1 (213) 244-0000

Peter Davidson, Esq.

Vice President and Secretary

515 South Flower Street

Los Angeles, CA 90071

(Name and Address (Number, Street, City, State and Zip Code) of Agent for Service)

This Amendment No. 119 to the Registration Statement of TCW Funds, Inc. relates to the TCW Central Cash Fund (the “Fund”) and has been filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because the shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by a limited number of institutional investors, including investment companies and certain other investment vehicles managed by the Fund’s investment adviser and its affiliates. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

Please send a copy of communications to:

David A. Hearth, Esq.

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, CA 94111

Part A - Prospectus

July 10, 2024

TCW Central Cash Fund

Cash Management Shares: TGCXX

This prospectus relates to the TCW Central Cash Fund (the “Fund”) and has been filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because the shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by a limited number of institutional investors, including investment companies and certain other investment vehicles managed by the Fund’s investment adviser and its affiliates. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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TCW Central Cash Fund

Investment Objective

The Fund seeks maximum current income, consistent with preservation of capital, daily liquidity and a stable share price of $1.0000. The Fund is a government money market fund.

Fees and Expenses of the Fund

This table describes the fees and expenses you may pay if you buy and hold shares of the Fund.

Shareholder Fees (Fees paid directly from your investment)

None.

Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment)

Cash Management Shares
Management Fees	None
Distribution and/or Service (12b-1) Fees	None
Other Expenses[1]	0.01%
Total Annual Fund Operating Expenses	0.01%

[1]	Other Expenses are based on estimates for the current fiscal year.

Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

This example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Share Class	1 Year	3 Years
Cash Management Shares	$1	$3

Portfolio Turnover

The Fund pays transaction costs when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. Because the Fund has not yet commenced operations, no portfolio turnover figures are available.

Principal Investment Strategies

The Fund is a money market fund managed in compliance with Rule 2a-7 under the Investment Company Act of 1940, as amended, and is managed to provide a stable share price of $1.0000. The Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of U.S. government securities. The Fund invests at least 99.5% of its total assets in (i) cash, (ii) U.S. government securities, such as U.S. Treasury bills, notes, and other obligations issued by, or guaranteed as to principal and interest by, the U.S. government (including its agencies and instrumentalities), and (iii) repurchase agreements that are collateralized fully by U.S. government securities or cash. The Fund may only invest in U.S. dollar-denominated securities that mature in 397 days or fewer from the date of purchase. The dollar-weighted average portfolio maturity of the Fund may not exceed 60 days, and the dollar-weighted average life to maturity of the Fund may not exceed 120 days.

The Fund will hold at least 25% of its total assets in daily liquid assets and at least 50% of its total assets in weekly liquid assets. For purposes of these limits, daily liquid assets and weekly liquid assets are generally defined to include cash,

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U.S. Treasuries, certain other government securities, as well as other securities that can be readily converted to cash within one or five business days, respectively.

The Fund’s investments will comply with applicable rules governing the quality, maturity and diversification of securities held by money market funds.

The Fund may enter into reverse repurchase agreements and sale buy back transactions to satisfy redemption requests or for other temporary or emergency purposes.

Principal Risks

The following are principal risks associated with investing in the Fund. You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of an investment at $1.00 per share, it cannot guarantee it will do so. The Fund may impose a fee upon sale of Fund shares. An investment in the Fund is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s sponsor is not required to reimburse the Fund for losses, and an investor should not expect that the sponsor will provide financial support to the Fund at any time, including during periods of market stress.

The principal risks affecting the Fund that can cause a decline in value are:

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debt securities risk: the risk that the value of a debt security may increase or decrease as a result of various factors, including changes in interest rates, actual or perceived inability or unwillingness of issuers to make principal or interest payments, market fluctuations and illiquidity in the debt securities market.

•	interest rate risk: the risk that debt securities will decline in value because of changes in interest rates.

•

call risk: the risk that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

•	credit risk: the risk that an issuer will default in the payment of principal and/or interest on a security.

•

U.S. Treasury obligations risk: the risk that the value of U.S. Treasury obligations may decline as a result of changes in interest rates, certain political events in the U.S., and strained relations with certain foreign countries.

•

U.S. government securities risk: the risk that debt securities issued or guaranteed by certain U.S. government agencies, instrumentalities, and sponsored enterprises are not supported by the full faith and credit of the U.S. government, and as so investments in their securities or obligations issued by them involve credit risk greater than investments in other types of U.S. government securities.

•

stable net asset value risk: the risk that the fund may not be able to maintain a stable $1.00 share price at all times. The Fund’s shareholders should not rely on or expect the Fund’s investment adviser or an affiliate to purchase distressed assets from the Fund, enter into capital support agreements with the Fund, make capital infusions into the Fund, or take other actions to help the Fund maintain a stable $1.00 share price.

•	market risk: the risk that returns from the securities in which the Fund invests may underperform returns from the general securities markets or other types of securities.

•	portfolio management risk: the risk that an investment strategy may fail to produce the intended results.

•

reverse repurchase agreements and other borrowings risk: the risk that reverse repurchase agreements or other borrowings may increase the Fund’s overall investment exposure and that the related transaction costs may detract from Fund performance.

Please see “Principal Risks of the Fund” for a more detailed description of the risks of investing in the Fund.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency entity or person.

Investment Results

Because the Fund has not yet commenced operations, it has no investment results.

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Investment Advisor

TCW Investment Management Company LLC is the investment advisor to the Fund.

Other Important Information Regarding Fund Shares

For more information about purchase and sale of Fund shares, tax information, and payments to broker-dealers and other financial intermediaries, please turn to the “Summary of Other Important Information Regarding Fund Shares” at page 6 of this Prospectus.

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Summary of Other Important Information Regarding Fund Shares

Investment Objective

The investment objective of the Fund, and the manner in which the investment advisor to the Fund attempts to achieve the Fund’s investment objective, is not fundamental and may be changed without shareholder approval upon prior written notice of at least 60 days to shareholders.

Purchase and Sale of Fund Shares

Shares of the Fund are generally available for purchase only by funds and other investment vehicles managed by the investment adviser or its affiliates, and therefore are not available to the public. Purchase and redemption orders for Fund shares are processed at the net asset value next calculated after an order is received by the Fund.

Purchase Minimums

There is no minimum purchase amount for Cash Management Shares of the Fund.

Tax Information

Dividends and capital gains distributions received from the Fund are subject to federal income taxes and may also be subject to state and local taxes.

Payments to Broker-Dealers and Other Financial Intermediaries

Cash Management Shares may not be purchased through a broker-dealer or other financial intermediary (such as a bank), and therefore the Fund and the Fund’s distributor or its affiliates do not pay an intermediary for the sale of Fund shares and related services.

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Principal Risks of the Fund

The Fund is affected by changes in the economy, or in securities and other markets. There is also the possibility that investment decisions TCW Investment Management Company LLC (the “Advisor”) makes with respect to the investments of the Fund will not accomplish what they were designed to achieve or that the investments will have disappointing performance.

An investment in the Fund is not a bank deposit, and it is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity, or person. When an investor sells shares of the Fund, those shares could be worth more or less than what it paid for them.

An investment in the Fund may be subject to the following risks discussed below.

Debt Securities Risk

Debt securities are subject to various risks. Debt securities are subject to two primary (but not exclusive) types of risk: credit risk and interest rate risk. These risks can affect a debt security’s price volatility to varying degrees, depending upon the nature of the instrument. Other factors, such as market fluctuations and the depth and liquidity of the market for an individual or class of debt security, can also affect the value of a debt security and, hence, the market value of a Fund. Additional risks of debt securities relate to the transition away from the London Interbank Offer Rate (“LIBOR”), which is being phased out as a reference rate. Please see “Additional Risks – LIBOR/SOFR Risk” for a more detailed description of the risks associated with the transition away from LIBOR.

Interest Rate Risk

Interest rate risk is the potential for a decline in bond prices due to rising interest rates. In general, bond prices vary inversely with interest rates. The change in a bond’s price depends on several factors, including the bond’s maturity date. The degree to which a bond’s price will change as a result of changes in interest rates is measured by its “duration.” For example, the price of a bond with a 5-year duration would be expected under normal market conditions to decrease 5% for every 1% increase in interest rates. Generally, bonds with longer maturities have a greater duration and thus are subject to greater price volatility from changes in interest rates. Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other things). The negative impact on fixed income securities from interest rate increases, regardless of the cause, could be swift and significant, which could result in significant losses by the Fund, even if anticipated by the Advisor.

Call Risk

Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

Credit Risk

Credit risk refers to the likelihood that an issuer will default in the payment of principal and/or interest on a security. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, lack of or inadequacy of collateral or credit enhancements for a fixed income security may affect its credit risk. Credit risk of a security may change over time, and securities which are rated by agencies are often reviewed and may be subject to downgrade. However, ratings are only opinions of the agencies issuing them and are not absolute guarantees as to quality.

U.S. Treasury Obligations Risk

While credit risk for U.S. treasury obligations is generally considered low, U.S. Treasury obligations are subject to interest rate risk, particularly for those with longer term. In addition, certain political events in the U.S., such as a prolonged government shut down, may cause investors to lose confidence in the U.S. government and may cause the value of U.S. Treasury obligations to decline. A significant portion of U.S. Treasury obligations is held by foreign governments, including China, Japan, Ireland and Brazil. Strained relations with these foreign countries may result in the sale of U.S. Treasury obligations by these foreign governments, causing the value of U.S. Treasury obligations to decline.

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U.S. Government Securities Risk

Some U.S. government securities, such as Treasury bills, notes, and bonds and mortgage-backed securities guaranteed by the Ginnie Mae, are supported by the full faith and credit of the United States, while others are supported by the right of the issuer to borrow from the U.S. Treasury, by the discretionary authority of the U.S. government to purchase the agency’s obligations, or by the credit of the issuing agency, instrumentality, or enterprise only. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued or guaranteed by these entities. In recent periods, the values of U.S. government securities have been affected substantially by increased demand for them around the world. Changes in the demand for U.S. government securities may occur at any time and may result in increased volatility in the values of those securities.

Stable Net Asset Value Risk

The Fund may not be able to maintain a stable $1.00 share price at all times. The Fund’s shareholders should not rely on or expect the Fund’s investment adviser or an affiliate to purchase distressed assets from the Fund, enter into capital support agreements with the Fund, make capital infusions into the Fund, or take other actions to help the Fund maintain a stable $1.00 share price.

Market Risk

Various market risks can affect the price or liquidity of an issuer’s securities in which the Fund may invest. Returns from the securities in which the Fund invests may underperform returns from the various general securities markets or different asset classes. Different types of securities tend to go through cycles of outperformance and underperformance in comparison to the general securities markets. Adverse events occurring with respect to an issuer’s performance or financial position can depress the value of the issuer’s securities. The liquidity in a market for a particular security will affect its value and may be affected by factors relating to the issuer, as well as the depth of the market for that security. Other market risks that can affect value include a market’s current attitudes about types of securities, market reactions to political or economic events, including litigation, and tax and regulatory effects (including lack of adequate regulations for a market or particular type of instrument).

Instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the securities in which the Fund invests or the issuers of such securities in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective. In addition, because economies and financial markets throughout the world are increasingly interconnected, the value and liquidity of the Fund’s investments may be negatively affected by economic, financial or political events or other developments in other countries and regions.

Global economies are increasingly interconnected, and political, economic and other conditions and events (including, but not limited to, natural disasters, pandemics, epidemics, and social unrest) in one country or region might adversely impact a different country or region. Furthermore, the occurrence of severe weather or geological events, fires, floods, earthquakes, climate change or other natural or man-made disasters, outbreaks of disease, epidemics and pandemics, malicious acts, cyber-attacks or terrorist acts, among other events, could adversely impact the performance of the Fund. These events may result in, among other consequences, closing borders, exchange closures, health screenings, healthcare service delays, quarantines, cancellations, supply chain disruptions, lower consumer demand, market volatility and general uncertainty. These events could adversely impact issuers, markets and economies over the short- and long-term, including in ways that cannot necessarily be foreseen. The Fund could be negatively impacted if the value of a portfolio holding were harmed by political or economic conditions or events. Moreover, negative political and economic conditions and events could disrupt the processes necessary for the Fund’s operations.

Portfolio Management Risk

Portfolio management risk is the risk that an investment strategy may fail to produce the intended results. There can be no assurance that the Fund will achieve its investment objective. The Advisor’s judgments about the attractiveness, value and potential appreciation of particular securities may prove to be incorrect and may not anticipate actual market movements or the impact of economic conditions generally. No matter how well a portfolio manager evaluates market conditions, the securities a portfolio manager chooses may fail to produce the intended result, and you could lose money on your investment in the Fund.

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Reverse Repurchase Agreements and Other Borrowings Risk

The Fund may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowings. Reverse repurchase agreements and other borrowings may increase the Fund’s overall investment exposure and the related transaction costs may detract from Fund performance. Certain late-day reverse repurchase agreements may be settled free of payment by the Fund and a subsequent cash wire to the Fund once the collateral is received and verified by the counterparty.

Additional Risks

Cybersecurity Risk

The use of technology is prevalent in the course of business and, as a result, the Fund is potentially susceptible to operational and information security risks resulting from breaches in cybersecurity. A breach in cybersecurity could result from intentional or unintentional cyber events from outside threat actors or internal resources that may, among other matters, cause the Fund to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cybersecurity breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking,” malicious software coding, etc.), from multiple sources including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), or cyber extortion including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until ransom is paid or insider actions. In addition, cybersecurity breaches involving the Fund’s third-party service providers (including but not limited to investment advisers, administrators, transfer agents, custodians, vendors, suppliers, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cybersecurity breaches or extortion of company data. Moreover, cybersecurity breaches involving trading counterparties or issuers in which the Fund invests could adversely impact these counterparties or issuers and cause the Fund’s investment to lose value.

Cybersecurity failures or breaches may result in financial losses to the Fund and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cybersecurity risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to seek to prevent cybersecurity incidents in the future.

Like with operational risk in general, the Fund has established business continuity plans and other systems designed to reduce the risks associated with cybersecurity. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may be unknown or emerge in the future. As such, there is no guarantee that these efforts will succeed, especially because the Fund does not directly control the cybersecurity systems of issuers in which the Fund may invest, trading counterparties or third-party service providers to the Fund. These entities may have experienced cybersecurity attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of these attacks will be successful. There is also a risk that cybersecurity breaches may not be detected, or may not be detected for a meaningful period of time. The Fund and its shareholders may suffer losses as a result of a cybersecurity breach related to the Fund, its service providers, trading counterparties or the issuers in which the Fund invests.

LIBOR/SOFR Risk

LIBOR was used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. In July 2017, the United Kingdom’s Financial Conduct Authority (FCA), which regulates LIBOR, announced the gradual phase out of the LIBOR rate, with nearly all LIBOR rate publications having ceased as of June 30, 2023 (some LIBOR rates continue to be published, but only on a temporary and synthetic basis). Alternatives to LIBOR have been established and others may be developed. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has identified the Secured Overnight Financing Rate (SOFR) as the preferred alternative rate to LIBOR. SOFR is a relatively new index calculated by short-term repurchase agreements, backed by Treasury securities. There remains uncertainty surrounding the nature of any replacement rates. The transition to a new reference rate may result in (i) increased volatility or illiquidity in markets for instruments or contracts that previously relied on or still rely on LIBOR, (ii) a reduction in the value of certain instruments or contracts the Fund holds, (iii) reduced effectiveness of related transactions, such as

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hedging, (iv) additional tax, accounting and regulatory risks, or (v) costs incurred in connection with closing out positions and entering into new trades. Any pricing adjustments to our investments resulting from a substitute reference rate may also adversely affect our performance and/or net asset value. There is no assurance that the composition or characteristics of any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that instruments or contracts using an alternative rate will have the same volume or liquidity.

Management of the Fund

Investment Advisor

The Fund’s investment advisor is TCW Investment Management Company LLC and is headquartered at 515 South Flower Street, Los Angeles, California 90071. The Advisor was organized in 1987 as a wholly owned subsidiary of The TCW Group, Inc. (“TCW”). The Advisor is registered with the Securities and Exchange Commission (the “SEC”) as an investment advisor under the Investment Advisers Act of 1940, as amended.

As of December 31, 2023, the Advisor and its affiliated companies, which provide a variety of investment management and investment advisory services, had approximately $209.6 billion in assets under management or committed to management (of which $43.8 billion related specifically to the Advisor).

Advisory Agreement

TCW Funds, Inc. (the “Corporation”), on behalf of the Fund, and the Advisor have entered into an Investment Advisory and Management Agreement, as amended (the “Advisory Agreement”), under the terms of which the Fund has employed the Advisor to, subject to the direction and supervision of the Board of Directors of the Corporation (the “Board of Directors”), provide investment advisory and management services, including, among others, managing the investment of the assets of the Fund, placing orders for the purchase or sale of portfolio securities for the Fund, administering the day-to-day operations of the Fund, furnishing to the Corporation office space and all necessary office facilities, supplies and equipment, and arranging for officers or employees of the Advisor to serve, without compensation from the Corporation, as officers, directors or employees of the Corporation.

Under the Advisory Agreement, the Fund pays to the Advisor, as compensation for the services rendered, facilities furnished, and expenses paid by it, the following fee.

Fund	Annual Management Fee (As Percent of Average Net Asset Value)
TCW Central Cash Fund	None

A discussion regarding the basis for the Board of Directors’ approval of the Advisory Agreement for the Fund will be contained in the Corporation’s annual report to shareholders for the fiscal year ending October 31, 2024.

Payments by the Advisor

Because shares of the Fund are not available to the public, the Advisor does not pay any costs of marketing the Fund, share marketing expenses with financial intermediaries, or pay for the opportunity to distribute the Fund, sponsor informational meetings, seminars, client awareness events, support for marketing materials, or business building programs.

Class Structure

The Fund currently offers only one class of shares: Cash Management Shares. Shares of the Fund are generally available for purchase only by funds and other investment vehicles managed by the investment adviser or its affiliates, and therefore are not available to the public. Shares of the Fund represent an equal pro rata interest in the Fund and both classes generally have the same voting, liquidation, and other rights. The Cash Management Shares are sold at $1.00 per share.

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Account Policies and Services

Buying Shares

Shares of the Fund are generally available for purchase only by funds and other investment vehicles managed by the investment adviser or its affiliates, and therefore are not available to the public. There is no sales charge to invest in the Fund. The price for the Fund’s shares is $1.00 per share. Shares cannot be purchased by wire transactions on days when banks are closed.

Minimums

There is no minimum initial investment and no minimum additional purchase amount for Class Management Shares of the Fund. Shares are sold at $1.00 per share.

Exchanging Shares

Generally, holders of shares of a series of the Corporation (each, a “TCW Fund”) may exchange those shares into the same Class of shares of another TCW Fund. However, given the purpose and use of the Fund by other funds, shares of the Fund may not be exchanged.

Trading Limits

Frequent trading of Fund shares may lead to increased costs to the Fund and less efficient management of the Fund’s portfolio, potentially resulting in dilution of the value of the shares held by long-term shareholders. The Advisor anticipates that Fund shares may be purchased and sold frequently because a money market fund is designed to offer a liquid investment option. Accordingly, the Board of Directors of the Corporation has not adopted policies and procedures designed to detect and deter excessive trading of shares with respect to this Fund.

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Distributions and Taxes

Dividends from the net investment income of the Fund will be declared and paid monthly. The Fund will distribute any net realized long or short-term capital gains at least annually. Distributions from the Fund will be reinvested in the Fund unless an investor instructs the Fund otherwise. An investor will be taxed in the same manner whether it receives distributions (from investment company taxable income or net capital gains) in cash or reinvests them in additional shares of the Fund.

There are no fees or sales charges on reinvestments.

Distributions of the Fund’s investment company taxable income (which include, but are not limited to, interest dividends and net short-term capital gains), if any, are generally taxable to the Fund’s shareholders as ordinary income. To the extent that the Fund’s ordinary income distributions consist of “qualified dividend” income, such income may be subject to tax at the reduced rate of tax applicable to non-corporate shareholders for net long-term capital gains, if certain holding period requirements have been satisfied by the Fund and the shareholders.

Distributions of net capital gains (net long-term capital gains less net short-term capital loss) are generally taxable as long-term capital gains regardless of the length of time a shareholder has owned shares of the Fund. Generally, the maximum individual federal tax rate applicable to “qualified dividend income” and long-term capital gains is 20%.

An additional 3.8% federal tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Shareholders who sell or redeem shares generally will have a capital gain or loss from the sale or redemption. The amount of gain or loss and the applicable rate of tax will depend generally on the amount paid for the shares, the amount received from the sale or redemption, and how long the shares were held by a shareholder.

Portfolio Holdings Information

A description of the Fund’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI. Currently, disclosure of the Fund’s portfolio holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the annual report and semi-annual report to shareholders and in the quarterly holdings report on Form N-PORT. The SAI and Form N-PORT are available, free of charge, on the EDGAR Database on the SEC’s website at www.sec.gov. The annual reports, semi-annual reports, Form N-PORT and SAI for the Fund are also available by contacting the Fund at 1-800-FUND TCW (1-800-386-3829) and on the Corporation’s website at www.tcw.com.

Financial Highlights

Because the Fund has not commenced operations as of the date of this prospectus, financial highlights are not available.

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Glossary

Dividends — A distribution of corporate earnings to shareholders.

Forward Contract — A specific form of counterparty agreement under which a commodity or financial instrument is bought or sold at a certain price agreed on today (date of contract), but is to be delivered on a stated future (forward) date in settlement of the agreement. If the value of the underlying commodity or financial instrument changes, the value of the forward contract becomes positive or negative depending on the position held.

Futures — A standardized, transferable, exchange-traded contract that requires delivery of a security, commodity, bond, currency or stock index, at a specified price, on a specified future date. Futures represent a pledge to make a certain transaction at a future date and are usually cash settled before the close out date by a party to the contract.

Interest — Cost of using money, expressed as a rate per period of time, usually one year, in which case it is called an annual rate of interest.

Options — An owner of a call (put) option has the right (but not the obligation) to purchase (sell) the underlying security at a specified price, and this right lasts until a specified date. The writer of a call (put) option has the obligation to sell (purchase) the underlying security at a specified price, until a specified date.

Turnover — Statistical ratio measuring the amount of transactions within a portfolio over a given time period.

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TCW Funds, Inc.

515 South Flowers Street

Los Angeles, California 90071

800 FUND TCW

(800 386 3829)

www.tcw.com

More information on the Fund is available free upon request by calling 800 FUND TCW (386 3829), or on the Internet at www.tcw.com, including the following:

Annual/Semi-Annual Report

Additional information about the Fund’s investments will be in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

Statement of Additional Information (SAI)

Part B – SAI provides more details about the Fund and its policies. A current SAI is on file with the SEC, is incorporated by reference, and is legally considered part of this Prospectus. The SAI can be reviewed and photocopied at the SEC’s Public Reference Room in Washington, D.C.

You can obtain copies of reports and other information about the Fund (including the SAI) on the EDGAR Database on the SEC’s website at www.sec.gov, by visiting the SEC’s Public Reference Room in Washington, D.C., by sending your written request to the SEC’s Public Reference Section, Washington, D.C. 20549-1520, or by electronic request to publicinfo@sec.gov. A fee will be charged for making copies. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202 551 8090.

SEC File Number 811-7170

TCW FUNDS, INC.

515 South Flower Street

Los Angeles, California 90071

800 FUND TCW

Part B

STATEMENT OF ADDITIONAL INFORMATION

July 10, 2024

TCW Central Cash Fund

(Cash Management Shares: TGCXX)

This Part B – Statement of Additional Information is not a prospectus but contains information in addition to, and more detailed than, that set forth in Part A – Prospectus, dated the same date, which describes the TCW Central Cash Fund (the “Fund”), a series of TCW Funds, Inc. This Statement of Additional Information should be read in conjunction with the Prospectus for the Fund. A Prospectus may be obtained without charge by writing to TCW Funds, Inc., Attention: Investor Relations Department, 515 South Flower Street, Los Angeles, California 90071 or by calling the Investor Relations Department at 800 FUND TCW (800 386 3829). This Statement of Additional Information, although not in itself a prospectus, is incorporated by reference into the Prospectus in its entirety.

This Statement of Additional Information has been filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because the shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by a limited number of institutional investors, including investment companies and certain other investment vehicles managed by the Fund’s investment adviser and its affiliates. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

TCW Funds, Inc. | 515 South Flower Street | Los Angeles, California 90071 | 800 FUND TCW (800 386 3829) | www.TCW.com

GENERAL INFORMATION

TCW Funds, Inc. (the “Corporation”) was incorporated as a Maryland corporation on September 15, 1992 and is registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end, management investment company. The Corporation has acknowledged that the name “TCW” is owned by The TCW Group, Inc. (“TCW”), the parent of TCW Investment Management Company LLC (the “Advisor”). The Corporation has agreed to change its name and the name of its series at the request of TCW if any advisory agreement into which TCW or any of its affiliates and the Corporation may enter is terminated.

The Corporation currently consists of 14 series, each of which has separate assets and liabilities. This Part B – Statement of Information pertains to one series of the Corporation, the TCW Central Cash Fund (the “Fund”). The Fund offers one class of shares, Cash Management Shares, which are available for investment only by a limited number of institutional investors, including investment companies and certain other investment vehicles managed by the Advisor and its affiliates.

INVESTMENT PRACTICES

The descriptions below are intended to supplement the material in Part A – Prospectus of the Fund’s registration statement under “Principal Investment Strategies.”

Investment Policies. The Fund is a money market fund managed in compliance with Rule 2a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund invests in various high-quality money market instruments with a remaining maturity of 397 days or less. The Fund will hold securities that are sufficiently liquid to meet reasonably foreseeable shareholder redemptions.

Debt instruments. Debt securities, also known as “fixed-income securities,” are used by issuers to borrow money. Bonds, notes, debentures, asset-backed securities (including those backed by mortgages), and loan participations and assignments are common types of debt securities. Generally, issuers pay investors periodic interest and repay the amount borrowed either periodically during the life of the security and/or at maturity. Some debt securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values and their values accrete over time to face value at maturity. Some debt securities bear interest at rates that are not fixed, but that vary with changes in specified market rates or indices. The market prices of debt securities fluctuate depending on such factors as interest rates, credit quality and maturity. In general, market prices of debt securities decline when interest rates rise and increase when interest rates fall. These fluctuations will generally be greater for longer-term debt securities than for shorter-term debt securities. Prices of these securities can also be affected by financial contracts held by the issuer or third parties (such as derivatives) relating to the security or other assets or indices.

Credit ratings for debt securities provided by rating agencies reflect an evaluation of the safety of principal and interest payments, not market value risk. The rating of an issuer is a rating agency’s view of past and future potential developments related to the issuer and may not necessarily reflect actual outcomes. There can be a lag between the time of developments relating to an issuer and the time a rating is assigned and updated. The Advisor considers these ratings of securities as one of many criteria in making its investment decisions.

Bond rating agencies may assign modifiers (such as +/–) to ratings categories to signify the relative position of a credit within the rating category. Investment policies that are based on ratings categories should be read to include any security within that category, without giving consideration to the modifier except where otherwise provided. See the Appendix to this Statement of Additional Information for more information about credit ratings.

Obligations backed by the “full faith and credit” of the U.S. government — U.S. government obligations include the following types of securities:

U.S. Treasury Securities — U.S. Treasury securities include direct obligations of the U.S. Treasury, such as Treasury bills, notes and bonds. For these securities, the payment of principal and interest is unconditionally guaranteed by the U.S. government, and thus they are of high credit quality. These securities are subject to variations in market value due to fluctuations in interest rates and in government policies, but, if held to maturity, are expected to be paid in full (either at maturity or thereafter).

Federal Agency Securities — The securities of certain U.S. government agencies and government-sponsored entities are guaranteed as to the timely payment of principal and interest by the full faith and credit of the U.S. government. Such agencies and entities include, but are not limited to, the Federal Financing Bank (“FFB”), the Government National Mortgage Association (“Ginnie Mae”), the Veterans Administration (“VA”), the Federal Housing Administration (“FHA”), the Export-Import Bank (“Exim Bank”), the Overseas Private Investment Corporation (“OPIC”), the Commodity Credit Corporation (“CCC”) and the Small Business Administration (“SBA”).

Such securities are subject to variations in market value due to fluctuations in interest rates and in government policies, but, if held to maturity, are expected to be paid in full (either at maturity or thereafter). However, from time to time, a high national debt level, and uncertainty regarding negotiations to increase the U.S. government’s debt ceiling and periodic legislation to fund the government, could increase the risk that the U.S. government may default on its obligations and/or lead to a downgrade of the credit rating of the U.S. government. Such an event could adversely affect the value of investments in securities backed by the full faith and credit of the U.S. government, cause the Fund to suffer losses and lead to significant disruptions in U.S. and global markets. Regulatory or market changes could increase demand for U.S. government securities and affect the availability of such instruments for investment and the Fund’s ability to pursue its investment strategies.

Other Federal Agency Obligations. Additional federal agency securities are neither direct obligations of, nor guaranteed by, the U.S. government. These obligations include securities issued by certain U.S. government agencies and government-sponsored entities. However, they generally involve some form of federal sponsorship: some operate under a congressional charter; some are backed by collateral consisting of “full faith and credit” obligations as described above; some are supported by the issuer’s right to borrow from the Treasury; and others are supported only by the credit of the issuing government agency or entity. These agencies and entities include, but are not limited to: the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the Tennessee Valley Authority and the Federal Farm Credit Bank System.

In 2008, Freddie Mac and Fannie Mae were placed into conservatorship by their new regulator, the Federal Housing Finance Agency (“FHFA”). Simultaneously, the U.S. Treasury made a commitment of indefinite duration to maintain the positive net worth of both firms. As conservator, the FHFA has the authority to repudiate any contract either firm has entered into prior to the FHFA’s appointment as conservator (or receiver should either firm go into default) if the FHFA, in its sole discretion determines that performance of the contract is burdensome and repudiation would promote the orderly administration of Fannie Mae’s or Freddie Mac’s affairs. While the FHFA has indicated that it does not intend to repudiate the guaranty obligations of either entity, doing so could adversely affect holders of their mortgage-backed securities. For example, if a contract were repudiated, the liability for any direct compensatory damages would accrue to the entity’s conservatorship estate and could only be satisfied to the extent the estate had available assets. As a result, if interest payments on Fannie Mae or Freddie Mac mortgage-backed securities held by the fund were reduced because underlying borrowers failed to make payments or such payments were not advanced by a loan servicer, the fund’s only recourse might be against the conservatorship estate, which might not have sufficient assets to offset any shortfalls.

The FHFA, in its capacity as conservator, has the power to transfer or sell any asset or liability of Fannie Mae or Freddie Mac. The FHFA has indicated it has no current intention to do this; however, should it do so a holder of a Fannie Mae or Freddie Mac mortgage-backed security would have to rely on another party for satisfaction of the guaranty obligations and would be exposed to the credit risk of that party.

Certain rights provided to holders of mortgage-backed securities issued by Fannie Mae or Freddie Mac under their operative documents may not be enforceable against the FHFA, or enforcement may be delayed during the course of the conservatorship or any future receivership. For example, the operative documents may provide that upon the occurrence of an event of default by Fannie Mae or Freddie Mac, holders of a requisite percentage of the mortgage-backed security may replace the entity as trustee. However, under the Federal Housing Finance Regulatory Reform Act of 2008, holders may not enforce this right if the event of default arises solely because a conservator or receiver has been appointed.

Repurchase Agreements. The Fund will only enter into repurchase agreements involving securities of the type (excluding any maturity limitations) in which it could otherwise invest. Repurchase agreements, which may be viewed as a type of secured lending by the Fund, typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The repurchase agreements will provide that the Fund will sell back to the institution, and that the institution will repurchase, the underlying security (“collateral”) at a specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The collateral will be maintained in a segregated account and, with respect to United States repurchase agreements, will be marked to market daily to ensure that the full value of the collateral, as specified in the repurchase agreement, does not decrease below the repurchase price plus accrued interest. If such a decrease occurs, additional collateral will be requested and, when received, added to the account to maintain full collateralization. The Fund will accrue interest from the institution until the date the repurchase occurs. Although this date is deemed by the Fund to be the maturity date of a repurchase agreement, the maturities of the collateral securities are not subject to any limits and may exceed one year. Repurchase agreements maturing in more than seven days will be considered illiquid for purposes of the restriction on the Fund’s investment in illiquid securities.

Commercial Paper. Commercial paper rated within the two highest ratings categories by S&P Global Ratings (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or, if not rated, that is determined by the Advisor to be of comparable quality.

Short-Term Bank Obligations. Obligations including certificates of deposit, bankers’ acceptances, commercial paper (see above) and other debt obligations of banks subject to regulation by the U.S. government and having total assets of $1 billion or more, and instruments secured by such obligations, not including obligations of foreign branches of domestic banks. Commercial banks issuing obligations in which the Fund invests must be on an approved list that is monitored on a regular basis

Maturity. In accordance with Rule 2a-7 under the 1940 Act, the Fund is required to maintain a dollar-weighted average portfolio maturity of 60 days or less, maintain a dollar-weighted average life of its portfolio of 120 days or less and purchase only instruments having remaining maturities of 397 days or less. For purposes of determining the weighted average maturity (but not the weighted average life) of the Fund’s portfolio, certain variable and floating rate obligations and put securities which may otherwise have stated or final maturities in excess of 397 days will be deemed to have remaining maturities equal to the period remaining until each next readjustment of the interest rate or until the Fund is entitled to repayment or repurchase of the security.

Liquidity. The Fund may not acquire illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the fund) if, immediately after the acquisition, the Fund would have invested more than 5% of its total assets in illiquid securities.

The Fund will hold at least 25% of its total assets in daily liquid assets (i.e., cash, direct obligations of the U.S. government or securities that mature or are subject to a demand feature that is exercisable or payable within one business day).

The Fund will hold at least 50% of its total assets in weekly liquid assets (i.e., cash, direct obligations of the U.S. government, government securities issued by an instrumentality of the U.S. government that are issued at a discount and have a remaining maturity of 60 days or less, or securities that mature or are subject to a demand feature that is exercisable or payable within five business days).

Borrowing. The Fund will not borrow money.

RISK CONSIDERATIONS

The Fund is subject to certain risk considerations related to its investment practices. The risks described below supplement the principal risks described in Part A – Prospectus. Investors should also review the principal risks for each Fund as disclosed in the Prospectus.

Prospective investors should consider the following risks.

General Risk

Various market risks can affect the price or liquidity of an issuer’s securities in which the Fund may invest. Returns from the securities in which the Fund invests may underperform returns from the various general securities markets or different asset classes. Different types of securities tend to go through cycles of outperformance and underperformance in comparison to the general securities markets. Adverse events occurring with respect to an issuer’s performance or financial position can depress the value of the issuer’s securities. The liquidity in a market for a particular security will affect its value and may be affected by factors relating to the issuer, as well as the depth of the market for that security. Other market risks that can affect value include a market’s current attitudes about type of security, market reactions to political or economic events, including litigation, tax and regulatory effects (including lack of adequate regulations for a market or particular type of instrument).

Instability in the financial markets has led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the securities in which the Fund invests or the issuers of such securities in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.

The Fund is also subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets and cause the Fund to lose value. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including the Advisor, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.

Repurchase Agreements Risk

In the event of a default or bankruptcy by a selling financial institution under a repurchase agreement, the Fund will seek to sell the underlying security serving as collateral. However, this could involve certain costs or delays, and, to the extent that proceeds from any sale were less than the repurchase price, the Fund could suffer a loss. The Fund follows procedures designed to minimize the risks associated with repurchase agreements, including effecting repurchase transactions only with large, well-capitalized and well-established financial institutions and specifying the required value of the collateral underlying the agreement.

Inflation/Deflation Risk

The Fund may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income from investments will be less in the future as inflation decreases the value of money. As inflation increases, the present value of the Fund‘s assets can decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation or inflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s assets.

INTERFUND BORROWING AND LENDING

The SEC has issued an exemptive order permitting the Fund to borrow money from and lend money to other series of the Corporation, as well as other funds managed by the Advisor and Metropolitan West Asset Management, LLC, an affiliate of the Advisor. The Fund will borrow through the program only when the costs are equal to or lower than the cost of bank loans, and will lend through the program only when the returns are higher than those available from an investment in overnight repurchase agreements. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. Loans may be called on one day’s notice. In addition, the Fund may participate in the program only if and to the extent that such participation is consistent with the Fund’s investment restrictions, policies, limitations and organizational documents. The Fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment of an interfund borrowing to a lending Fund could result in lost investment opportunities or additional borrowing costs. The Board of Directors is responsible for overseeing and periodically reviewing the interfund lending program.

PORTFOLIO TURNOVER

The Fund’s portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of the Fund’s purchases or sales of securities (excluding short-term securities) by the average market value of the Fund. The Advisor intends to manage the Fund’s assets by buying and selling securities to help attain its investment objective. This may result in increases or decreases in the Fund’s current income available for distribution to its shareholders. While the Fund is not managed with the intent of generating short-term capital gains, the Fund may dispose of investments (including money market instruments) regardless of the holding period if, in the opinion of the Advisor, an issuer’s creditworthiness or perceived changes in a company’s growth prospects or asset value make selling them advisable. Such an investment decision may result in capital gains or losses and could result in a high portfolio turnover rate during a given period, resulting in increased transaction costs related to equity securities. Disposing of debt securities in these circumstances should not increase direct transaction costs since debt securities are normally traded on a principal basis without brokerage commissions. However, such transactions do involve a mark-up or markdown of the price.

Because the Fund has not yet commenced operations, no portfolio turnover figures are available for the Fund.

BROKERAGE ALLOCATION AND OTHER PRACTICES

The Advisor is responsible for the placement of the Fund’s portfolio transactions and the negotiation of prices and commissions, if any, with respect to such transactions. Debt securities are generally purchased from a primary market maker acting as principal on a net basis without a stated commission but at prices generally reflecting a dealer spread. In placing a portfolio transaction, the Advisor seeks to obtain the best execution for the Fund, taking into account such factors as price (including the applicable dealer spread or commission, if any), size of order, difficulty of execution and operational facilities of the firm involved and the firm’s risk in positioning a block of securities.

In an effort to achieve efficiencies in execution and reduce trading costs, the Advisor and its affiliates frequently (though not always) execute securities transactions on behalf of a number of accounts, which may include the Fund, at the same time, generally referred to as “block trades.” When executing block trades, securities are allocated using procedures that the Advisor considers fair and equitable. Allocation guidelines have been established for the Advisor’s Trading Department to follow in making allocation determinations. In some cases, various forms of pro-rata allocation are used and, in other cases, random allocation processes are used. Participation of an account in the allocation is based on considerations such as lot size, account size, diversification requirements and investment objectives, restrictions, time horizon, availability of cash, existing or targeted account weightings in particular securities, the amount of existing holdings (or substitutes) of the security in the account, and, when relevant, directed brokerage. In connection with certain purchase or sale programs, and in other circumstances if practicable, if multiple trades for a specific security are made with the same broker in a single day, those securities are allocated to accounts based on a weighted average purchase or sale price.

To the extent permitted by law and in accordance with procedures established by the Board of Directors, the Fund may engage in brokerage transactions with brokers that are affiliates of the Advisor. The Fund has adopted procedures which are reasonably designed to provide that commissions or other remuneration paid to affiliated brokers of the Advisor do not exceed the usual and customary broker’s commission.

Because the Fund has not yet commenced operations, no brokerage commission information is available for the Fund.

INVESTMENT RESTRICTIONS

The Fund is subject to fundamental and non-fundamental investment policies and limitations. A fundamental policy affecting the Fund may not be changed without the vote of “a majority of the outstanding voting securities” of the Fund. Under the 1940 Act, “a majority of the outstanding voting securities” of the Fund means the lesser of (a) 67% or more of the voting securities present at a meeting of shareholders, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund. Non-fundamental policies may be changed by a majority vote of the Board of Directors at any time.

The investment restrictions numbered 1 through 7 below have been adopted as fundamental policies, and the investment restrictions numbered 8 and 9 have been adopted as non-fundamental policies.

1.	The Fund will not borrow money.

2.	The Fund will not issue senior securities as defined in the 1940 Act, provided that the Funds may enter into repurchase agreements.

3.	The Fund will not underwrite securities of other companies.

4.

The Fund will not purchase any securities that would cause 25% or more of the value of the Fund’s total assets at the time of purchase to be invested in the securities of any one particular industry or group of industries, provided that this limitation shall not apply to any Fund’s purchase of U.S. government securities.

5.

The Fund will not invest in real estate, real estate mortgage loans, residual interests in REMICs, oil, gas and other mineral leases (including other universal exploration or development programs), or real estate limited partnerships.

6.	The Fund will not make loans of cash except by purchasing qualified debt obligations or entering into repurchase agreements.

7.

The Fund will not invest in commodities or commodities contracts, provided that this restriction does not apply to financial derivatives that are used in a manner consistent with Rule 2a-7 under the 1940 Act.

8.	The Fund will not purchase the securities of an issuer for the purpose of acquiring control or management thereof.

9.

The Fund will not invest more than 5% of its “total assets,” as defined in Rule 2a-7 under the 1940 Act, taken at market value at the time of the investment in “illiquid securities,” which are defined in Rule 2a-7 to mean securities that cannot be sold or disposed of in the ordinary course of business within seven calendar days at approximately the value ascribed to it by the Fund.

DIRECTORS AND OFFICERS

Management Information

The Board of Directors is responsible for overseeing the Fund’s affairs. The Board of Directors currently consists of nine Directors, seven of whom are not “interested persons” of the Corporation (the “Independent Directors”) and two of whom are “interested persons” of the Corporation (the “Interested Directors”), as defined in the 1940 Act. Detailed information about the Directors and officers of the Corporation, including their names, addresses, ages and principal occupations for the last five years, is set forth in the table below. “Fund Complex” refers to the Corporation (consisting of 16 portfolios as of December 31, 2023), TCW Strategic Income Fund, Inc. (“TSI”) (consisting of 1 portfolio as of December 31, 2023), TCW ETF Trust (consisting of 3 portfolios as of December 31, 2023), and Metropolitan West Funds (consisting of 14 portfolios as of December 31, 2023). As of July 10, 2024, the Corporation consists of 14 portfolios, and the Fund Complex consists of 34 portfolios.

Name and Year of Birth(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years(3)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
INDEPENDENT DIRECTORS
Patrick C. Haden (1953) Chairman of the Board	Mr. Haden has served as a director of TCW Funds, Inc. since May 2001.	President (since 2003), Wilson Ave. Consulting (business consulting firm).	Auto Club (affiliate of AAA); Metropolitan West Funds (mutual fund); TCW Strategic Income Fund, Inc. (closed-end fund); TCW ETF Trust (exchange-traded fund).	34

Name and Year of Birth(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years(3)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
Martin Luther King III(4) (1957)	Mr. King has served as a director of TCW Funds, Inc. since February 2024.	President and Chief Executive Officer (since 1998), The King Center (non-profit organization). Since January 2006, he has served as Chief Executive Officer of Realizing the Dream, a non-profit organization that continues the humanitarian and liberating work of Dr. Martin Luther King, Jr. and Mrs. Coretta Scott King. He has been engaged as an independent motivational lecturer since 1980.	Metropolitan West Funds (mutual fund); TCW ETF Trust (exchange-traded fund).	34

Peter McMillan (1957)	Mr. McMillan has served as a director of TCW Funds, Inc. since August 2010.	Co-founder (since 2019), Pacific Oak Capital Advisors (investment advisory firm); Co-founder, Managing Partner and Chief Investment Officer (since May 2013), Temescal Canyon Partners (investment advisory firm); Co-founder and Executive Vice President (2005 – 2019), KBS Capital Advisors (a manager of real estate investment trusts).	Pacific Oak Strategic Opportunity REIT (real estate investments); Keppel Pacific Oak U.S. REIT (real estate investments); Pacific Oak Residential Trust (real estate investments); Metropolitan West Funds (mutual fund); TCW DL VII Financing LLC (private fund); TCW Strategic Income Fund, Inc. (closed-end fund); TCW ETF Trust (exchange-traded fund).	34

Victoria B. Rogers (1961)	Ms. Rogers has served as a director of TCW Funds, Inc. since October 2011.	President and Chief Executive Officer (since 1996), The Rose Hills Foundation (charitable foundation).	Norton Simon Museum (art museum); Causeway Capital Management Trust (mutual fund); The Rose Hills Foundation (charitable foundation); Saint John’s Health Center Foundation (charitable foundation); Metropolitan West Funds (mutual fund); TCW Strategic Income Fund, Inc. (closed-end fund); TCW ETF Trust (exchange-traded fund).	34

Name and Year of Birth(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years(3)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
Robert G. Rooney(4) (1957)	Mr. Rooney has served as a director of TCW Funds, Inc. since February 2024.	Founder (since August 2022), RGR Advisors CT, LLC (financial advisory firm); Senior Financial Advisor (August 2020 – March 2021), Chief Financial and Administrative Officer (November 2018 – August 2020), REEF Technology (real estate and technology services company); Chief Financial Officer (January 2018 – November 2018), Citizens Parking Inc. (nationwide automobile parking facilities).	Metropolitan West Funds (mutual fund); TCW ETF Trust (exchange-traded fund).	34

Michael Swell(4) (1966)	Mr. Swell has served as a director of TCW Funds, Inc. since February 2024.	Retired (since 2021); Partner and Managing Director (2007-2021), Goldman Sachs Asset Management (asset management company).	Metropolitan West Funds (mutual fund); TCW ETF Trust (exchange-traded fund); Apollo Realty Income Solutions Inc. (nontraded real estate investment trust).	34

Andrew Tarica (1959)	Mr. Tarica has served as a director of TCW Funds, Inc. since March 2012.	Chief Executive Officer (since February 2001), Meadowbrook Capital Management (asset management company); Employee (2003 – January 2022), Cowen Prime Services (broker-dealer).	Metropolitan West Funds (mutual fund); TCW Strategic Income Fund, Inc. (closed-end fund); TCW Direct Lending VII, LLC (business development company); TCW Direct Lending VIII, LLC (business development company); TCW Star Direct Lending, LLC (business development company); TCW ETF Trust (exchange–traded fund).	34

Name, Year of Birth and Position(s) with the Funds(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years(5)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
INTERESTED DIRECTORS

Megan McClellan(4) (1978)	Ms. McClellan has served as a director of TCW Funds, Inc. since February 2024 and as President and Principal Executive Officer since December 2023.	Group Managing Director (since July 2023), TCW Investment Management Company LLC (the “Advisor”), The TCW Group, Inc., TCW LLC, Metropolitan West Asset Management, LLC and TCW Asset Management Company LLC; President and Principal Executive Officer (since December 2023), Metropolitan West Funds and TCW Strategic Income Fund, Inc.; Managing Director (2013-2023), J.P. Morgan Asset Management.	Metropolitan West Funds (mutual fund); TCW ETF Trust (exchange-traded fund).	34

Patrick Moore(4) (1964)	Mr. Moore has served as a director of TCW Funds, Inc. since February 2024.	Group Managing Director (since 2000), the Advisor, TCW Asset Management Company LLC, TCW LLC and Metropolitan West Asset Management, LLC. Mr. Moore is a member of the CFA Institute.	Metropolitan West Funds (mutual fund); TCW ETF Trust (exchange-traded fund).	34

Name, Year of Birth and Position(s) with the Funds(1)	Position(s) Held with TCW Funds, Inc.	Principal Occupation(s) During Past 5 Years(5)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director

OFFICERS OF THE CORPORATION WHO ARE NOT DIRECTORS
Lisa Eisen (1963) Tax Officer	Ms. Eisen has served as Tax Officer of TCW Funds, Inc. since December 2016.	Tax Officer (since December 2016), Metropolitan West Funds and TCW Strategic Income Fund, Inc.; Managing Director and Director of Tax (since August 2016), TCW LLC.	N/A	N/A

Drew Bowden (1961) Executive Vice President	Mr. Bowden has served as Executive Vice President of TCW Funds, Inc. since December 2023.	Executive Vice President, General Counsel and Secretary (since September 2023), the Advisor, Metropolitan West Asset Management, LLC, The TCW Group, Inc., TCW Asset Management Company LLC, TCW LLC; Executive Vice President (since December 2023), Metropolitan West Funds and TCW Strategic Income Fund, Inc.; Chief Operating Officer (August 2021-September	N/A	N/A

Name, Year of Birth and Position(s) with the Funds(1)	Position(s) Held with TCW Funds, Inc.	Principal Occupation(s) During Past 5 Years(5)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
2023) Western Asset Management Company; Executive Vice President and General Counsel (March 2020-February 2021) and Senior Vice President and General Counsel (May 2015-March 2020), Jackson Financial Inc.

Gladys Xiques (1973) Chief Compliance Officer and AML Officer	Ms. Xiques has served as Chief Compliance Officer and AML Officer of TCW Funds, Inc. since January 2021.	Chief Compliance Officer and AML Officer (since January 2021), TCW Strategic Income Fund, Inc. and Metropolitan West Funds; Group Managing Director and Global Chief Compliance Officer (since January 2021), TCW LLC, the Advisor, Metropolitan West Asset Management, LLC, and TCW Asset Management Company LLC; Global Chief Compliance Officer (since January 2021), The TCW Group, Inc.; Senior Vice President (February 2015 – December 2020), TCW LLC, the Advisor, Metropolitan West Asset Management, LLC, and TCW Asset Management Company LLC.	N/A	N/A

Richard M. Villa (1964) Treasurer, Principal Financial Officer, and Principal Accounting Officer	Mr. Villa has served as Treasurer, Principal Financial Officer, and Principal Accounting Officer of TCW Funds, Inc. since February 2014.	Executive Vice President, Chief Financial Officer and Assistant Secretary (since January 2016), TCW LLC and (since July 2008), the Advisor, The TCW Group, Inc., and TCW Asset Management Company LLC; Treasurer, Principal Financial Officer and Principal Accounting Officer (since February 2014), TCW Strategic Income Fund, Inc. and (since February 2021), Metropolitan West Funds.	N/A	N/A

Peter Davidson (1972) Vice President and Secretary	Mr. Davidson has served as Vice President and Secretary of TCW Funds, Inc. since September 2022 and December 2023, respectively.	Senior Vice President, Associate General Counsel and Assistant Secretary (since July 2022), the Advisor, Metropolitan West Asset Management, LLC, TCW Asset Management Company LLC, TCW LLC;	N/A	N/A

Name, Year of Birth and Position(s) with the Funds(1)	Position(s) Held with TCW Funds, Inc.	Principal Occupation(s) During Past 5 Years(5)	Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
Vice President and Assistant Secretary (since September 2022), Metropolitan West Funds and TCW Strategic Income Fund, Inc.; Assistant General Counsel – Investment Products and Advisory Services (2020 – July 2022), The Northwestern Mutual Life Insurance Company; Associate General Counsel (2019 – August 2020), Resolute Investment Managers; Assistant General Counsel (2003 – October 2019), Invesco Ltd.

Eric Chan (1978) Assistant Treasurer	Mr. Chan has served as Assistant Treasurer of TCW Funds, Inc. since 2009.	Managing Director of Fund Operations (since November 2006), Metropolitan West Asset Management, LLC and (since 2009), TCW Investment Management Company LLC, TCW Asset Management Company LLC and TCW LLC; Assistant Treasurer (since 2010), Metropolitan West Funds and (since 2009) TCW Strategic Income Fund, Inc. Mr. Chan is a Certified Public Accountant.	N/A	N/A

(1)	The address of each Independent Director and each Interested Director and each officer is c/o The TCW Group, Inc., 515 South Flower Street, Los Angeles, CA 90071.
(2)

On December 12, 2016, members of the Board of Directors recognized the value of having a retirement policy and that having such a policy would be consistent with best practices in the mutual fund industry. For that reason, the Board adopted the following retirement policy (the “Policy”): A member of the Board shall be required to retire from the Board (and any committee(s) of the Board on which he or she serves) no later than the first regular quarterly meeting of the Board next held after that Board member reaches his or her 75th birthday; provided, however, that the affected Board member may continue to serve as a member of the Board (and member of committee(s) of the Board) for one or more successive one-year periods, or such shorter extension periods, as shall be approved by a unanimous secret vote of the other members of the Board then serving. Any member of the Board who has already reached his or her 75th birthday at the time of adoption of the Policy shall be automatically granted a two-year extension term, subject to any prior resignation or removal as a member of the Board before the expiration of that two-year term. Any continuation of that Board member’s service beyond that two-year extension would be subject to the vote requirement previously specified above.

(3)	Positions with company may have changed over time.
(4)	Messrs. King, Moore, Rooney, and Swell and Ms. McClellan were elected as Directors of the Corporation, effective February 15, 2024.
(5)	Positions with The TCW Group, Inc. and its affiliates may have changed over time.

Leadership Structure

The Board of Directors is responsible for the overall management of the Corporation, including general supervision of the duties performed by the Advisor and other service providers in accordance with the provisions of the 1940 Act, other applicable laws and the Corporation’s Articles of Incorporation and By-Laws. The Board of Directors meets in regularly scheduled meetings throughout the year. It is currently composed of nine Directors, including seven Independent Directors. As discussed below, the Board of Directors has established three committees to assist the Board of Directors in performing its oversight responsibilities.

The Board of Directors has appointed an Independent Director to serve as its Chairman. The Chairman’s primary role is to set the agenda of the Board of Directors and determine what information is provided to the Board of Directors with respect to matters to be acted upon by the Board of Directors. The Chairman presides at all meetings of the Board of Directors and leads the Board of Directors through its various tasks. The Chairman also acts as a liaison with management in carrying out the Board of Directors’ functions. The Chairman also performs such other functions as may be requested by the Board of Directors from time to time. The designation of Chairman does not impose any duties, obligations or liabilities that are greater than the duties, obligations or liabilities imposed on such person as a member of the Board of Directors generally.

Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board of Directors performs a risk oversight function for the Corporation consisting, among other things, of the following activities:

General Oversight. The Board of Directors regularly meets with, or receives reports from, the officers of the Corporation and representatives of key service providers to the Corporation, including the Advisor, administrator, transfer agent, custodian and independent registered public accounting firm, to review and discuss the operational activities of the Corporation and to provide direction with respect thereto.

Compliance Oversight. The Board of Directors reviews and approves the procedures of the Corporation established to ensure compliance with applicable federal securities laws. The Board of Directors keeps informed about how the Corporation’s operations conform to its compliance procedures through regular meetings with, and reports received from, the Corporation’s Chief Compliance Officer and other officers.

Investment Oversight. The Board of Directors monitors investment performance during the year through regular performance reports from management with references to appropriate performance measurement indices. The Board of Directors also receives focused performance presentations on a regular basis, including special written reports and oral presentations by portfolio managers. In addition, the Board of Directors monitors the Fund’s investment practices and reviews the Fund’s investment strategies with management and receives focused presentations.

Valuation Oversight. Pursuant to Rule 2a-5 under the 1940 Act, the Board of Directors has designated the Advisor as the “Valuation Designee” for purposes of making fair valuation determinations with respect to the Fund’s portfolio holdings, subject to oversight by the Board. The Board of Directors receives regular reports on the use of fair value prices and the effectiveness of the Fund’s valuation procedures.

Financial Reporting. Through its Audit Committee, the Board of Directors meets regularly with the Corporation’s independent registered public accounting firm to discuss financial reporting matters, the adequacy of the Corporation’s internal controls over financial reporting, and risks to accounting and financial reporting matters.

Committees

Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the selection of the independent auditors and reviews with the auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls and compliance by the Corporation with the accounting, recording and financial reporting requirements of the 1940 Act. The Audit Committee also reviews compliance with the Code of Ethics by the executive officers, directors and investment personnel of the Advisor. The Audit Committee consists of Ms. Rogers and Messrs. Haden, McMillan, and Tarica. Each Audit Committee member is an Independent Director. During the fiscal year ended October 31, 2023, the Audit Committee held four meetings.

Nominating and Governance Committee (formerly, the Nominating Committee). The Nominating and Governance Committee makes recommendations to the Board of Directors regarding nominations for membership on the Board of Directors. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as Independent Directors, their independence from the Advisor and other principal service providers of the Corporation. The Nominating and Governance Committee periodically reviews director compensation and recommends any appropriate changes to the Board. The Nominating and Governance Committee also reviews, and may make recommendations to the Board of Directors relating to those, issues that pertain to the effectiveness of the Board in carrying out its responsibilities of overseeing the management of the Corporation and also considers general matters of Company governance and operations of the Board of Directors. The Nominating and Governance Committee consists of Ms. Rogers and Messrs. Haden, McMillan, and Tarica. Each Nominating and Governance Committee member is an Independent Director. During the fiscal year ended October 31, 2023, the Nominating and Governance Committee held two meetings.

The Nominating and Governance Committee will consider potential director candidates recommended by shareholders provided that the proposed candidates satisfy the director qualification requirements provided in the Corporation’s Directors Nominating and

Governance Committee Charter and are not “interested persons” of the Corporation within the meaning of the 1940 Act. In determining procedures for the submission of potential candidates by shareholders and any eligibility requirements for such nominees and for the shareholders submitting the nominations, the Nominating and Governance Committee has looked to recent SEC promulgations regarding director nominations for guidance.

Additional Information About the Directors

The Corporation seeks as Directors individuals of distinction and experience in business or finance, government service or academia. In determining that a particular person was and continues to be qualified to serve as a Director, the Board of Directors has considered a variety of criteria, none of which, in isolation, was controlling. Based on a review of the experience, qualifications, attributes or skills of each Director, including those described below, the Board has determined that each of the current Directors is qualified to serve as a Director of the Corporation. In addition, the Board of Directors believes that, collectively, the Directors have balanced and diverse experience, qualifications, attributes and skills that allow the Board of Directors to operate effectively in governing the Corporation and protecting the interests of shareholders.

Patrick C. Haden. Mr. Haden, the Independent Chairman of the Board of Directors, is President of Wilson Ave. Consulting. From July 2016 through June 2017, Mr. Haden served as the Senior Advisor to the President of the University of Southern California. He also currently serves on the board of directors of Auto Club, an affiliate of AAA, the Metropolitan West Funds, TCW ETF Trust and TSI (he also serves as the Independent Chairman of the board of directors of TSI). Previously, he was the Athletic Director of the University of Southern California. Mr. Haden is a Rhodes Scholar and prior to August 2010, was a member of the board of trustees of the University of Southern California.

Martin Luther King III. Mr. King is a nationally prominent community leader and organizer. He has had leadership positions with various community organizations, including serving as President and Chief Executive Officer of The King Center (since 1998) and as Chief Executive Officer of Realizing the Dream (since January 2006). He has served on the boards of Metropolitan West Funds since 1997 and TCW ETF Trust since February 2024.

Megan McClellan. Ms. McClellan is Head of Corporate Strategy for TCW. In this role, she develops and implements long-term strategic plans for TCW focused on growth and innovation with President and CEO Katie Koch. Prior to joining TCW, Ms. McClellan spent more than 15 years at J.P. Morgan where she held a number of senior roles across the firm, including Global Head of Private Credit, CFO of Asset Management, and Head of U.S. Fixed Income for Wealth Management. Prior to her leadership roles, Ms. McClellan was a fixed income trader and portfolio manager. She has served on the boards of Metropolitan West Funds and TCW ETF Trust since February 2024. Active in the community, Ms. McClellan serves as Co-Chair for the Philips Andover Academy Development Board and as a Member of the Board of the Block Island Maritime Institute. She volunteers with the SPCA of Westchester County.

Peter McMillan. Mr. McMillan is a Co-Founder of Pacific Oak Capital Advisors, an investment advisory firm and Co-Founder, Managing Partner and Chief Investment Officer of Temescal Canyon Partners, an investment advisory firm. He is a Co-Founder of KBS Capital Advisors, a manager of real estate investment trusts, and from 2005 through 2019, served as Executive Vice President. Mr. McMillan serves on the boards of various Pacific Oak real estate investment trusts, TSI, Metropolitan West Funds, TCW ETF Trust, and TCW DL VII Financing LLC. Prior to forming Willowbrook Capital Group in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of Sun America Investments, Inc. Prior to 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s fixed income portfolios.

Patrick Moore. Mr. Moore is an executive officer with the Advisor and has many years of experience with the Advisor’s portfolio management activities for its clients, including the Fund. Mr. Moore has served on the board of Metropolitan West Funds since 2014 and from 2010 until 2011. He has also served on the board of TCW ETF Trust since February 2024.

Victoria B. Rogers. Ms. Rogers, the Chair of the Audit Committee and Nominating and Governance Committee, is President and Chief Executive Officer of The Rose Hills Foundation. She also serves on the boards of The Rose Hills Foundation, Norton Simon Museum, Saint John’s Health Center Foundation, Metropolitan West Funds, TSI, TCW ETF Trust, and Causeway Capital Management Trust. Previously, Ms. Rogers served on the boards of The Chandler School, The Hotchkiss School, Polytechnic School, Stanford University, USA Water Polo, USC Rossier School of Education, and the YMCA of Metropolitan Los Angeles. Ms. Rogers has substantial experience in the area of taxes, accounting, non-profit organizations, and foundation management, having been previously employed by Deloitte, Security Pacific Bank and The Whittier Trust Company.

Robert G. Rooney. Mr. Rooney has many years of senior executive and board experience with various companies, including in-depth experience with financial matters. He has served as Chief Financial and Administrative Officer of REEF Technology from November 2018 to August 2020 and Senior Financial Advisor from August 2020 to March 2021. Previously, he was Chief Financial Officer of Citizens Parking Inc. from January 2018 to November 2018, Chief Financial Officer of Novitex Enterprise Solutions, Inc. from 2015 to 2017, Partner at Televerse Media from 2011 to 2015, and was Executive Vice President and interim Chief Financial

Officer at Affinion from October 2005 to January 2006. Between November 2004 and October 2005, Mr. Rooney was Executive Vice President at CMG (predecessor to Affinion) and between January 2004 and October 2004, Mr. Rooney was Executive Vice President and Chief Financial Officer at CMG. From July 2001 to January 2004, Mr. Rooney was Executive Vice President and Chief Financial Officer at Trilegiant, a subsidiary of Affinion. Mr. Rooney has served on the boards of Metropolitan West Funds since 2009 and TCW ETF Trust since February 2024.

Michael Swell. Mr. Swell has many years of experience as an executive in the securities industry. He served as Partner and Managing Director of Goldman Sachs Asset Management from 2007 to 2021 where he led portfolio management globally across all fixed income products. He founded and served as portfolio manager on a number of flagship fixed income funds/strategies and has successfully trained, mentored, and managed a large number of employees. Prior to joining Goldman Sachs, Mr. Swell was a senior managing director and led the fixed income team at Friedman, Billings & Ramsey. Prior to Friedman, Billings & Ramsey, Mr. Swell was vice president and head of securities sales and trading at Freddie Mac. Mr. Swell has served on the boards of Metropolitan West Funds and TCW ETF Trust since February 2024.

Andrew Tarica. Since 2001, Mr. Tarica has been Chief Executive Officer of Meadowbrook Capital Management, a fixed-income credit asset management company that also manages a fixed income hedge fund. From 2003 through 2010, Mr. Tarica served as an employee of the broker-dealer business of Sanders Morris Harris, a Houston, Texas-based asset manager and broker-dealer, where he managed a fixed-income portfolio. Sanders Morris Harris’ broker-dealer business became Concept Capital Markets, LLC in 2010. In September 2015, Concept Capital Markets, LLC was purchased by Cowen & Co, where Mr. Tarica was employed until January 2022. From 1992 to 1999 Mr. Tarica was the global head of the high grade corporate bond department at Donaldson, Lufkin & Jenrette. From 1990 to 1992 he ran the investment grade sales and trading department at Kidder Peabody. He began his career at Drexel Burnham in 1983 in the investment grade trading area, where he eventually became the head of trading. Mr. Tarica also serves on the boards of the Metropolitan West Funds, TSI, TCW Direct Lending VII, LLC, TCW Direct Lending VIII, LLC, TCW Star Direct Lending, LLC, and TCW ETF Trust.

Equity Ownership of Directors

The following tables set forth the equity ownership of the Directors, as of December 31, 2023, in the Fund and in all registered investment companies overseen by the Directors in the same family of investment companies as the Fund, which as of December 31, 2023 included the Corporation, TCW Strategic Income Fund, Inc., TCW ETF Trust, and Metropolitan West Funds. The codes for the dollar ranges of equity securities owned by the Directors are: (a) $1-$10,000, (b) $10,001-$50,000, (c) $50,001-$100,000; and (d) over $100,000.

Independent Directors
Name of Director	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies(2)

Patrick C. Haden	None	(d)

Martin Luther King III(3)	None	(a)

Peter McMillan	None	(d)

Victoria B. Rogers	None	(d)

Robert G. Rooney(3)	None	(d)

Michael Swell(3)	None	None

Andrew Tarica	None	(d)

(1)

The Fund had not commenced operations as of October 31, 2023. In addition, shares of the Fund are generally only available for purchase by other funds and investment vehicles managed by the Advisor and its affiliates.

(2)

Certain figures represent and include the Directors’ economic exposure to these funds through the deferred compensation plan. See below under “Compensation of Independent Directors” for additional details.

(3)	Messrs. King, Rooney, and Swell were elected as Directors of the Corporation on February 15, 2024.

Interested Directors
Name of Director	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies(2)

Megan McClellan(1)	None	(c)

Patrick Moore(1)	None	(d)

(1)

The Fund had not commenced operations as of October 31, 2023. In addition, shares of the Fund are generally only available for purchase by other funds and investment vehicles managed by the Advisor and its affiliates.

(2)	Ms. McClellan and Mr. Moore were elected as Directors of the Corporation on February 15, 2024.

Compensation of Independent Directors

Effective January 1, 2022, each Independent Director receives an annual fee of $100,000, plus a per meeting fee of $10,000 for in person attendance and $2,500 for telephonic attendance for each meeting of the Board of Directors or a committee of the Board of Directors attended by such Independent Director, with such annual fee and meeting fee prorated among the series of the Corporation. The Independent Chairman of the Board of Directors receives an additional annual retainer of $45,000, the Chairman of the Audit Committee receives an additional annual retainer of $30,000, and the Chairman of the Nominating and Governance Committee receives an additional annual retainer of $15,000. Independent Directors are also reimbursed for travel and other out-of-pocket expenses incurred by them in connection with attending meetings of the Board or a committee of the Board. Interested Directors and officers who are employed by the Advisor or an affiliated company thereof receive no compensation or expense reimbursement from the Corporation. Directors do not receive any pension or retirement benefits as a result of their service as a Director of the Corporation.

The following table illustrates the compensation paid to the Independent Directors by the Corporation and the Fund Complex, which consists of TSI, Metropolitan West Funds, TCW ETF Trust and the Corporation, for the fiscal year ended October 31, 2023.

Name of Independent Director	Aggregate Compensation From TCW Funds, Inc.	Aggregate Compensation From Fund Complex(1)
Samuel P. Bell(2)	$180,000	$206,400
Patrick C. Haden	$195,000	$423,600
Martin Luther King III(3)	n/a	$220,000
Peter McMillan	$150,000	$372,000
Victoria B. Rogers	$165,000	$189,200
Robert G. Rooney(3)	n/a	$240,000
Michael Swell(3)	n/a	n/a
Andrew Tarica	$150,000	$432,000

(1)	As of October 31, 2023, the Fund Complex consists of 34 registered investment companies.
(2)	Effective December 31, 2023, Mr. Bell retired as a Director of the Corporation.
(3)

Messrs. King, Rooney, and Swell were elected as Directors of the Corporation on February 15, 2024, and therefore did not receive compensation from the Corporation during the fiscal year ended October 31, 2023. However, Messrs. King and Rooney did receive compensation as members of the board of trustees of Metropolitan West Funds.

At a meeting held on March 14, 2011, the Board of Directors approved a Deferred Compensation Plan for the Independent Directors. The table below lists the total amount of deferred compensation (including interest) payable to the respective Independent Directors as of October 31, 2023.

Name of Independent Director	Aggregate Deferred Compensation From TCW Funds, Inc.

Samuel P. Bell(1)	$0
Patrick C. Haden	$0
Martin Luther King III(2)	n/a
Peter McMillan	$2,178,064
Victoria B. Rogers	$0
Robert G. Rooney(2)	n/a
Michael Swell(2)	n/a

Andrew Tarica	$1,315,753

(1)	Effective December 31, 2023, Mr. Bell retired as a Director of the Corporation.
(2)	Messrs. King, Rooney and Swell were elected as Directors of the Corporation on February 15, 2024 and therefore did not participate in the Deferred Compensation Plan as of October 31, 2023.

INVESTMENT ADVISORY AGREEMENT

The Advisor was organized in 1987 as a wholly owned subsidiary of TCW. The Carlyle Group, LP (“Carlyle”), a global alternative asset manager, may be deemed to be a control person of the Advisor by reason of its control of certain investment funds that indirectly control more than 25% of the voting stock of TCW. Carlyle also controls various other pooled investment vehicles and, indirectly, many of the portfolio companies owned by those funds. On December 27, 2017, Nippon Life Insurance Company completed an acquisition of a 24.75% minority stake in TCW from The Carlyle Group. As a result of this transaction, ownership in TCW by TCW management and employees increased to 44.07%, and Carlyle maintained a 31.18% interest in the firm through a purchase by private funds controlled by Carlyle.

The Corporation, on behalf of the Fund, and the Advisor are parties to an Investment Management and Advisory Agreement (the “Advisory Agreement”). Shareholders are not parties to, or intended (or “third party”) beneficiaries of, the Advisory Agreement. Rather, the Corporation and its respective investment series are the sole intended beneficiaries of the Advisory Agreement. Neither this SAI nor the Prospectus is intended to give rise to any contract rights or other rights in any shareholder, other than any rights conferred by federal or state securities laws that may not be waived.

As a global asset manager with personnel operating out of multiple offices worldwide, the Advisor may conduct operations through affiliates that are also subsidiaries of the Advisor’s parent company, The TCW Group, Inc., in other jurisdictions. Some of the services provided to the Fund under the Advisory Agreement may from time to time be conducted by, or in conjunction with, TCW Europe Limited (“TCW UK”). TCW UK’s investment personnel are subject to oversight by the Advisor, and must comply with all applicable policies and compliance rules of the Advisor, in additional to local rules and policies. Regardless of where services are conducted, the Advisor shall remain fully responsible to the Fund for all of the Advisor’s obligations hereunder and for all actions of TCW UK’s personnel to the same extent as the Advisor is liable for its own actions. There is no additional cost to the Fund for advisory services provided by personnel of TCW UK.

Under the Advisory Agreement, subject to the direction and supervision of the Board of Directors, the Fund retains the Advisor, among other things, to manage the investment of its assets, including to evaluate the pertinent economic, statistical, financial and other data and to formulate and implement its investment program; to place orders for the purchase and sale of its portfolio securities and other instruments and investments; and to administer its day-to-day operations.

The Advisory Agreement also provides that the Advisor will furnish to the Corporation office space at such places as may be agreed upon from time to time and all office facilities, business equipment, supplies, utilities and telephone service necessary for managing the affairs and investments; keep those accounts and records of the Corporation and the Fund that are not maintained by the Fund’s transfer agent, custodian, accounting or sub-accounting agent; and arrange for officers or employees of the Advisor to serve, without compensation from the Corporation, as officers, Directors or employees of the Corporation if desired and reasonably required by the Corporation.

The Advisory Agreement for the Fund was approved by the Board of Directors, including the Independent Directors, on June 10, 2024.

For services performed under the Advisory Agreement, the Fund pays the Advisor a fee, payable monthly and calculated daily by applying the annual investment advisory fee percent for the Fund to the Fund’s net asset value. The annual management fee (as a percentage of average net assets) for the Fund is as follows:

TCW Central Cash Fund	None

Except for expenses specifically assumed by the Advisor under the Advisory Agreement, the Corporation bears all expenses of the Corporation and the Fund, including, without limitation, fees and expenses of the Independent Directors, broker commissions and other ordinary or extraordinary expenses incurred by the Corporation or the Fund in the course of its business.

The Advisory Agreement will continue in effect as to the Fund initially for two years and thereafter from year to year if such continuance is specifically approved at least annually by (a) the Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund, and (b) the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated without penalty at any time by the Corporation (by the vote of a majority of the Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund) or by the

Advisor upon 60 days’ written notice to the other party. The Advisory Agreement terminates automatically in the event of its assignment.

A discussion regarding the basis for the Board of Directors’ approval of the Advisory Agreement for the Fund will be contained in the Corporation’s annual report to shareholders for the fiscal year ending October 31, 2024.

The Advisory Agreement also provides that none of the Advisor or any director, officer, agent or employee of the Advisor will be liable or responsible to the Corporation or any of its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their respective duties. Under the Advisory Agreement, the Advisor will also be indemnified by the Corporation as an agent of the Corporation in accordance with the terms of Corporation’s Articles of Incorporation.

PORTFOLIO MANAGEMENT

Portfolio Manager Compensation

The overall objective of the Advisor’s compensation program for portfolio managers is to attract experienced and expert investment professionals and to retain them over the long-term. Compensation is comprised of several components which, in the aggregate, are designed to achieve these objectives and to reward the portfolio managers for their contributions to the successful performance of the accounts they manage. Portfolio managers are compensated through a combination of base salary, fee sharing based compensation (“fee sharing”), bonus and equity incentive participation in the Advisor’s parent company (“equity incentives”). Fee sharing and equity incentives generally represent most of the portfolio managers’ compensation. In some cases, portfolio managers are eligible for discretionary bonuses.

Salary. Salary is agreed to with portfolio managers at the time of employment and is reviewed from time to time. It does not change significantly and often does not constitute a significant part of a portfolio manager’s compensation.

Fee Sharing. Fee sharing for investment professionals is based on revenues generated by accounts in the investment strategy area for which the investment professionals are responsible. In most cases, revenues are allocated to a pool and fee sharing compensation is allocated among members of the investment team after the deduction of certain expenses (including compensation over a threshold level) related to the strategy group. The allocations are based on the investment professionals’ contributions to TCW and its clients, including qualitative and quantitative contributions.

In general, the same fee sharing percentage is used to compensate a portfolio manager for investment services related to the Fund as that used to compensate portfolio managers for other client accounts in the same strategy managed by the Advisor or an affiliate of the Advisor (collectively, the “TCW Advisors”). In some cases, the fee sharing pool includes revenues related to more than one product, in which case each participant in the pool is entitled to fee sharing derived from his or her contributions to all the included products.

Investment professionals are not directly compensated for generating performance fees. In some cases, the overall fee sharing pool is subject to fluctuation based on the relative pre-tax performance of the investment strategy composite returns, net of fees and expenses, to that of the benchmark. The measurement of performance relative to the benchmark can be based on single year or multiple year metrics, or a combination thereof. The benchmark used is the one associated with the Fund managed by the portfolio manager as disclosed in the prospectus. Benchmarks vary from strategy to strategy but, within a given strategy, the same benchmark applies to all accounts, including the Fund.

Discretionary Bonus/Guaranteed Minimums. Discretionary bonuses may be paid out of an investment team’s fee sharing pool, as determined by the supervisor(s) in the department. In other cases where portfolio managers do not receive fee sharing or where it is determined that the combination of salary and fee sharing does not adequately compensate the portfolio manager, discretionary bonuses may be paid by the applicable TCW Advisor. Also, pursuant to contractual arrangements, some portfolio managers received minimum bonuses.

Equity Incentives. Management believes that equity ownership aligns the interests of portfolio managers with the interests of the firm and its clients. Accordingly, TCW’s key investment professionals participate in equity incentives through ownership or participation in restricted unit plans that vest over time or unit appreciation plans of the Advisor’s parent company. The plans include the Fixed Income Retention Plan, Restricted Unit Plan and 2013 Equity Unit Incentive Plan.

Under the Fixed Income Retention Plan, certain portfolio managers in the fixed income area were awarded cash and/or partnership units in the Advisor’s parent company, either on a contractually-determined basis or on a discretionary basis. Awards under this plan were made in 2010 that vest over time.

Under the Restricted Unit Plan, certain portfolio managers in the fixed income and equity areas may be awarded partnership units in the Advisor’s parent company. Awards under this plan have vested over time, subject to satisfaction of performance criteria.

Under the 2013 Equity Unit Incentive Plan, certain portfolio managers in the fixed income and equity areas may be awarded options to acquire partnership units in the Advisor’s parent company with a strike price equal to the fair market value of the option at the date of grant. The options granted under this plan are subject to vesting and other conditions.

Other Plans and Compensation Vehicles. Portfolio managers may also elect to participate in the applicable TCW Advisor’s 401(k) plan, to which they may contribute a portion of their pre- and post-tax compensation to the plan for investment on a tax-deferred basis.

Conflicts

Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including the Fund), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad band of accounts and incentive to allocate opportunities to an account where the portfolio manager or TCW has a greater financial incentive, such as a performance fee account, or where an account or fund managed by a portfolio manager has a higher fee sharing percentage than the portfolio manager’s fee sharing percentage with respect to the Fund. When accounts managed by the Advisor invest in different parts of an issuer’s capital structure (e.g., one account owns equity securities of an issuer while another account owns debt obligations of the same issuer), actual or potential conflicts of interest may also arise with respect to decisions concerning the issuer’s financing, investments or risks, among other issues, as related to the interests of the accounts. TCW has adopted policies and procedures reasonably designed to address these types of conflicts, and TCW believes its policies and procedures serve to operate in a manner that is fair and equitable among its clients, including the Fund.

DISTRIBUTION OF FUND SHARES

TCW Funds Distributors LLC (the “Distributor”) 515 South Flower Street, Los Angeles, CA 90071 serves as the non-exclusive distributor of each class of the Fund’s shares pursuant to an Amended and Restated Distribution Agreement (the “Distribution Agreement”) with the Corporation, which is subject to the annual approval by the Board. Shares of the Fund are offered and sold on a continuous basis. The Distribution Agreement is terminable without penalty with 60 days’ notice, by the Board of Directors, by vote of holders of a majority of the Corporation’s shares, or by the Distributor. The Distributor receives no compensation from the Fund for distribution of the Fund’s shares. The Distributor is affiliated with the Advisor.

The Fund offers one class of shares: Cash Management Shares. Shares of the Fund are generally only available for purchase by other funds and investment vehicles managed by the Advisor and its affiliates.

OTHER SERVICE PROVIDERS

Administrator

State Street Bank and Trust Company serves as the administrator of the Corporation (in such capacity, the “Administrator”) pursuant to an Administration Agreement between the Corporation, on behalf of the Fund, and the Administrator (the “Administration Agreement”). Under the Administration Agreement, the Administrator provides certain accounting and administrative services to the Corporation, including: fund accounting; calculation of the daily net asset value of the Fund; monitoring the Fund’s expense accruals; calculating monthly total return and yield figures; prospectus and statement of additional information compliance monitoring; preparing certain financial statements of the Fund; and preparing the Corporation’s Form N-CEN. The Administrator receives a combined accounting, administration and custody (as custodian of the Corporation) fee based on the combined assets of the Corporation and TCW Strategic Income Fund, Inc. as follows: 0.0210% of the first $10 billion in assets; 0.0100% of the next $10 billion in assets; 0.0075% of the next $5 billion in assets and 0.0050% thereafter. For the fiscal years ended October 31, 2023, 2022, and 2021, the Administrator received accounting and administration fees of $1,635,273, $2,774,498, and $3,086,941, respectively, from the Corporation.

Transfer Agent

State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114, serves as transfer agent for the Corporation.

Custodians

State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114, serves as custodian for the Corporation. Chase Bank, 4 New York Plaza, New York, New York 10004 and Morgan Guaranty Trust Company, 60 Wall Street, New York, New York 10260 act as limited custodians under the terms of certain repurchase and futures agreements.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP, 555 West 5th Street, Los Angeles, California 90013, serves as the independent registered public accounting firm of the Fund. Deloitte & Touche LLP or its affiliates provide audit services and assurance, tax return review, and other tax consulting services and assistance, in connection with the review of various SEC filings.

Legal Counsel

Paul Hastings LLP, 101 California Street, 48th Floor, San Francisco, CA 94111, serves as counsel to the Corporation.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons that beneficially own, directly or through one or more controlled companies, more than 25% of the outstanding shares of the Fund may be deemed to “control” (as that term is defined in the 1940 Act) that Fund and may be able to affect or determine the outcome of matters presented for a vote of the shareholders of that Fund. A principal holder is a person who owns of record or, to our knowledge, beneficially 5% or more of the Fund’s outstanding shares. Because the Fund is newly formed, no persons own of record or beneficially 5% or more.

CODE OF ETHICS

The Corporation, the Advisor and the Distributor are subject to a joint Code of Ethics under Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, with respect to certain investment transactions by persons subject to the Code of Ethics to avoid any actual or potential conflict of interest or abuse of any fiduciary position. The Code of Ethics permits personnel subject to the Code of Ethics to invest in securities, including securities that may be held by the Fund.

DISCLOSURE OF PORTFOLIO INFORMATION

General. The Fund has established a policy governing the disclosure of the Fund’s portfolio holdings that is designed to protect the confidentiality of the Fund’s non-public portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Fund’s Board of Directors has approved this policy and will be asked to approve any material amendments to this policy. Under Rule 2a-7 of the 1940 Act, the Fund’s complete list of portfolio holdings, dated as of the end of each month, must be posted on the Corporation’s website at www.TCW.com within five business days after the end of the applicable month

Exceptions to the Corporation’s portfolio holdings disclosure policies may be granted only by an executive officer of the Corporation or the Chief Executive Officer of the Advisor upon a determination that the release of information would be in the best interests of the Fund’s shareholders and appropriate for legitimate business purposes, and must be reported quarterly to the Board of Directors. There is no guarantee that the Corporation’s policies on the use and dissemination of portfolio holdings information will protect the Fund from the potential misuse of holdings by individuals or firms in possession of that information. The Board of Directors will monitor disclosure of portfolio holdings by approval in advance of material changes to that policy, and by occasional review of reports or discussions with the Corporation’s officers about disclosures of the Fund’s portfolio holdings.

Investors in separate accounts and unregistered products managed by the Advisor or its affiliates have access to their portfolio holdings, and prospective investors of separate accounts and unregistered products have access to representative portfolio holdings. Disclosures of portfolio holdings to those investors and prospective investors are not subject to the Fund’s disclosure of portfolio holdings policies discussed above and below.

Neither the Advisor nor the Fund will receive any compensation or other consideration in connection with disclosure of the Fund’s portfolio holdings.

Public Disclosure of Portfolio Holdings. Pursuant to Rule 2a-7 of the 1940 Act, the Fund’s complete list of portfolio holdings, dated as of the end of each month, must be posted on the Corporation’s website at www.TCW.com within five business days after the end of the applicable month. In addition, the Fund discloses its portfolio holdings as of the end of the second and fourth quarters in its semi-annual and annual reports to shareholders, and its portfolio holdings as of the end of the first and third quarters in its Form N-PORT reports, which are available at www.sec.gov and www.TCW.com. The Fund or the Advisor may distribute non-specific information about the Fund and/or summary information about the Fund at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of the Fund’s holdings.

In addition, it is the policy of the Corporation to provide certain unaudited information regarding the portfolio composition of the Fund as of month-end to shareholders and others upon request to the Fund, beginning on the 15th calendar day after the end of the month (or, if not a business day, the next business day thereafter). These complete holdings lists are not contained on the Corporation’s website. Top ten holdings lists and other portfolio characteristics at month-end for certain Funds may be found on the Corporation’s website at www.TCW.com.

Shareholders and others who wish to obtain portfolio holdings for a particular month may make a request by contacting the Fund between the hours of 7:00 a.m. and 5:00 p.m., Pacific time, Monday through Friday, toll free at (877) 829-4768 beginning on the 15th day following the end of that month (or, if not a business day, the next business day thereafter). Requests for portfolio holdings may be made on a monthly basis pursuant to this procedure or pursuant to standing requests.

Persons making requests will be asked to provide their name and a mailing address, e-mail address or fax number. The Fund reserves the right to refuse to fulfill a request if they believe that providing portfolio holdings would be contrary to the best interests of the Fund. Those decisions are made by personnel of the Advisor or the Corporation with the title of Senior Vice President, Managing Director or higher (an “Authorized Person”).

Disclosure of Non-Public Portfolio Holdings. The Fund may, in certain cases, disclose to third parties its portfolio holdings that have not been made publicly available. Disclosure of non-public portfolio holdings to third parties may be made only if an Authorized Person determines that such disclosure is in the best interests of the Fund’s shareholders. In addition, the third party receiving that information, or any representatives of a third party receiving that information, will be required to agree in writing to keep that information confidential and use it for an agreed upon legitimate business purpose. The Advisor’s legal department reviews any confidentiality agreement entered into with a third party receiving non-public portfolio holdings. The restrictions and obligations described in this paragraph do not apply to non-public portfolio holdings provided to entities that provide on-going services to the Fund in connection with its day-to-day operations and management, including the Fund’s Advisor and its affiliates, and the Fund’s custodian, administrator, pricing services, broker-dealers, accounting services provider, independent registered public accounting firm, financial printer, and proxy voting service provider.

To the extent that an Authorized Person determines that there is a potential conflict of interest with respect to the disclosure of information that is not publicly available between the interests of the Fund’s shareholders, on the one hand, and the Advisor, or an affiliated person of the Advisor or the Fund, on the other, the Authorized Person must inform the Corporation’s Chief Compliance Officer of that potential conflict of interest, and the Corporation’s Chief Compliance Officer shall determine whether, in light of the potential conflict, disclosure is reasonable under the circumstances.

Current or quarterly portfolio holdings may be disclosed to governmental authorities pursuant to applicable laws or regulations, or a judicial, regulatory or other similar request. Information regarding the characteristics of the Fund’s portfolio, such as its current credit quality or duration, may be provided upon request, subject to the discretion of the Corporation’s officers.

Ongoing Arrangements to Make Portfolio Holdings Available. With authorization from the Corporation’s Chief Compliance Officer or an Authorized Person, fund representatives disclose Fund portfolio holdings to the following recipients on an ongoing basis: the Advisor; fund rating agencies (including Refinitiv and Morningstar); consultants and analysts (including Bloomberg, FactSet Research Systems, Finance-Doc, EPFR, and D.E. Shaw); State Street Bank and Trust Company (the Fund’s custodian); Chase Bank (the Fund’s limited custodian under the terms of certain repurchase and futures agreements); U.S. Bank Global Fund Services (the Fund’s transfer agent); Deloitte & Touche LLP (the Fund’s independent registered public accounting firm); Donnelley Financial Solutions (financial printer); Paul Hastings LLP, legal counsel for the Advisor, the Corporation and the Board; and Morgan, Lewis & Bockius LLP, legal counsel for the Independent Directors. Each recipient, except the Fund’s independent registered public accounting firm and the Fund’s financial printer, receives the portfolio holdings information on a daily basis. Each of the Fund’s independent registered public accounting firm, legal counsel and the Fund’s financial printer receives the information when requested in connection with its services to the Fund.

PROXY VOTING GUIDELINES

The Board of Directors has delegated the Corporation’s proxy voting authority to the Advisor. Because the Fund will not hold equity securities, there are no proxy voting guidelines applicable to the Fund.

NET ASSET VALUE

As stated in the Prospectus, the Fund is managed to maintain a stable net asset value per share (the “NAV”) of $1.0000 per share.

HOW TO BUY AND REDEEM SHARES

Shares of the Fund are generally available for purchase only by funds and other investment vehicles managed by the Advisor or its affiliates, and therefore are not available to the public. There is no sales charge to invest in the Fund. The price for the Fund’s shares is $1.00 per share.

DISTRIBUTIONS AND TAXES

The Fund intends to qualify as a “regulated investment company” under Subchapter M of the Code. A fund that is a regulated investment company and distributes to its shareholders at least 90% of its investment company taxable income (including, for this purpose, its net realized short-term capital gains) and 90% of its tax-exempt interest income (reduced by certain expenses) earned each year, will not be liable for U.S. federal income taxes on the portion of its investment company taxable income and its net realized long-term capital gains that are distributed to its shareholders. However, the Fund will be taxed on that portion of taxable net investment income and long-term and short-term capital gains that it retains. Furthermore, the Fund will be subject to U.S. corporate income tax (and possibly state or local income or franchise tax) with respect to such distributed amounts in any year that it fails to qualify as a regulated investment company or fails to meet the 90% distribution requirement (unless certain cure provisions apply). There is no assurance that the Fund’s distributions will be sufficient to eliminate all taxes in all periods.

Under the Code, to qualify as a regulated investment company, in addition to the 90% distribution requirement described above, the Fund must: (a) derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, net income from certain publicly traded partnerships, and gains from the sale or other disposition of stock or securities or foreign currencies or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies, and (b) diversify its holdings so that at the end of each quarter of each taxable year, (i) at least 50% of the Fund’s total assets consists of cash or cash items, U.S. government securities, securities of other regulated investment companies and other securities, with investments in such other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of any one issuer or two or more issuers that are controlled by the Fund and that are engaged in the same, similar or related trades or businesses, or the securities of one or more “qualified publicly-traded partnerships.”

As a general rule, the Fund’s gain or loss on a sale or exchange of an investment will be a long-term capital gain or loss if the Fund has held the investment for more than one year and will be a short-term capital gain or loss if it has held the investment for one year or less. Furthermore, as a general rule, a shareholder’s gain or loss on a sale or redemption of Fund shares will be a long-term capital gain or loss if the shareholder has held its Fund shares for more than one year and will be a short-term capital gain or loss if the shareholder has held its Fund shares for one year or less.

Any loss realized on the disposition by a shareholder of its shares in the Fund will be disallowed to the extent the shares disposed of are replaced with other Fund shares, including replacement through the reinvesting of dividends and capital gains distributions in the Fund, within a period of 61 days, beginning 30 days before and ending 30 days after the disposition of the shares. In such a case, the basis of the shares acquired will be increased to reflect the disallowed loss. Any loss realized by a shareholder on the sale of the Fund shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends (as defined below) received by the shareholder with respect to such share.

The Fund (or its administrative agents) is required to report to the IRS and furnish to shareholders the cost basis information for sale transactions of shares purchased on or after January 1, 2012. Shareholders may elect to have one of several cost basis methods applied to their account when calculating the cost basis of shares sold, including average cost, FIFO (i.e., first in, first out) or some other specific identification method. Unless instructed otherwise, the Fund will use average cost as its default cost basis method, and will treat sales as first coming from shares purchased prior to January 1, 2012. If average cost is used for the first sale of shares covered by these new rules, the shareholder may only use an alternative cost basis method for shares purchased prospectively.

Any realized gains will be distributed as described in the Prospectus. See “Distributions and Taxes” in the Prospectus. Distributions of long-term capital gains (“capital gain dividends”), if any, will be taxable to shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares, and will be designated as capital gain dividends in a written notice mailed to shareholders after the close of the Fund’s prior taxable year. Current tax law generally provides for a maximum federal tax rate for individual taxpayers of 20% on long-term capital gains and from certain qualifying dividends on corporate stock. These rate reductions do not apply to corporate taxpayers.

Note that distributions of earnings from dividends paid by certain “qualified foreign corporations” can also qualify for the lower tax rates on qualifying dividends. A shareholder will also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower tax rate. Distributions of earnings from non-qualifying dividend interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer.

In computing its net taxable (and distributable) income and/or gains, the Fund may choose to take a dividend paid deduction for a portion of the proceeds paid to redeeming shareholders. This method (sometimes referred to as “equalization”) would permit the Fund to avoid distributing to continuing shareholders taxable dividends representing earnings included in the net asset value of shares redeemed. Using this method will not affect the Fund’s total return. Since there are some unresolved technical tax issues relating to use of equalization by the Fund, there can be no assurance that the IRS will agree with the Fund’s methodology and/or calculations which could possibly result in the imposition of tax, interest or penalties on the Fund.

Under the Code, a nondeductible excise tax of 4% is imposed on the Fund to the extent the Fund does not distribute by the end of any calendar year an amount at least equal to the sum of 98% of its ordinary income (taking into account certain deferrals and elections) for that calendar year and at least 98.2% of the amount of its net capital gains (both long-term and short-term) for the one-year period ending on October 31 of such calendar year (or December 31 if the Fund so elects), plus any undistributed amounts of taxable income for prior years. For this purpose, however, any income or gain retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year-end. The Fund intends to meet these distribution requirements to avoid the excise tax liability.

Dividends generally are taxable to shareholders at the time they are paid. However, dividends declared in October, November and December and made to shareholders of record in such a month are treated as paid and are taxable as of December 31, provided that the dividend is paid during January of the following year. The Fund may make taxable distributions even during periods in which share prices have declined.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury Regulations promulgated thereunder.

SHARES AND VOTING RIGHTS

The Fund offers one class of shares: Cash Management Shares. All shares issued are fully paid and nonassessable and have no preemptive or conversion rights. Each share has one vote, and fractional shares have fractional votes. As a Maryland corporation, the Corporation is not required to hold an annual shareholder meeting. Shareholder approval will be sought only for certain changes in the operation of the Fund, including for the election of Directors under certain circumstances. Directors may be removed by a majority of all votes entitled to be cast by shareholders at a shareholder meeting. A special meeting of the shareholders will be called to elect or remove Directors if requested by the holders of ten percent of the Corporation’s outstanding shares. All shareholders of the Corporation will vote together as a single class on all matters affecting the Corporation, including the election or removal of Directors. For matters where the interests of one or more series of the Corporation or classes are affected, only such affected series or class(es) will be entitled to vote on such matter. Voting is not cumulative.

FINANCIAL STATEMENTS

Because the Fund has not yet commenced operations, no financial statements are available for the Fund.

APPENDIX A

Description of S&P, Moody’s and Fitch Credit Ratings

S&P’s Long-Term Issue Credit Ratings*

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB; B; CCC; CC; and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

NR	This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

* The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Moody’s Long-Term Issue Credit Ratings*

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

* Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Fitch’s Long-Term Issue Credit Ratings*

AAA	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB	Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial credit risk.

CC	Very high levels of credit risk.

C

Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

c. the formal announcement by the issuer or their agent of a distressed debt exchange;

d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent

RD

Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:

a. the selective payment default on a specific class or currency of debt;

b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

d. ordinary execution of a distressed debt exchange on one or more material financial obligations.

D

Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

* Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to the ‘AAA’ rating and ratings below the ‘CCC’ category.

S&P’s Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Moody’s Short-Term Issue Credit Ratings

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch’s Short-Term Issue Credit Ratings

F1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High short-term default risk. Default is a real possibility.

RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

PART C

OTHER INFORMATION

Item 28.	Exhibits

(a)	(1)	Articles of Amendment and Restatement dated February 23, 2016 are incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

	(2)	Articles Supplementary dated June 20, 2017 to the Articles of Incorporation are incorporated by reference to Post-Effective Amendment No. 102 as filed with the SEC via EDGAR on August 25, 2017.

	(3)	Articles of Amendment dated August 16, 2017 to the Articles of Incorporation are incorporated by reference to Post-Effective Amendment No. 102 as filed with the SEC via EDGAR on August 25, 2017.

	(4)	Articles Supplementary dated February 20, 2020 to the Articles of Incorporation are incorporated by reference to Post-Effective Amendment No. 109 as filed with the SEC via EDGAR on February 27, 2020.

(b)	Amended and Restated By-Laws dated December 14, 2015 are incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(c)	Not applicable.

(d)	(1)

Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 79 as filed with the SEC via EDGAR on February 28, 2013.

(2)

Amendment No. 1 dated February 6, 2013 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 79 as filed with the SEC via EDGAR on February 28, 2013.

(3)

Amendment No. 2 dated June 26, 2013 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 82 as filed with the SEC via EDGAR on June 26, 2013.

(4)

Amendment No. 3 dated November 24, 2014 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 87 as filed with the SEC via EDGAR on November 21, 2014.

(5)

Amendment No. 4 dated June 23, 2015 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 92 as filed with the SEC via EDGAR on June 23, 2015.

(6)

Amendment No. 5 dated January 26, 2016 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 95 as filed with the SEC via EDGAR on January 22, 2016.

	(7)

Amendment No. 6 dated September 26, 2016 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 99 as filed with the SEC via EDGAR on February 27, 2017.

	(8)

Amendment No. 7 dated August 25, 2017 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 102 as filed with the SEC via EDGAR on August 25, 2017.

	(9)

Amendment No. 8 dated February 28, 2018 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 104 as filed with the SEC via EDGAR on February 27, 2018.

	(10)

Amendment No. 9 dated January 1, 2019 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 106 as filed with the SEC via EDGAR on February 27, 2019.

	(11)

Amendment No. 10 dated February 28, 2020 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 is incorporated by reference to Post-Effective Amendment No. 109 as filed with the SEC via EDGAR on February 27, 2020.

	(12)	Amendment No. 11 effective as of July 15, 2024 to Investment Advisory Agreement between the Registrant and TCW Investment Management Company LLC dated February 6, 2013 – filed herewith.

(e)	(1)

Amended and Restated Distribution Agreement between the Registrant and TCW Funds Distributor is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

	(2)	Form of Dealer Agreement between the Registrant and TCW Funds Distributor is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(f)	Not applicable.

(g)	(1)	Custodian Agreement between theRegistrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(a)    Amendment dated July 1, 2010 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(b)    Amendment dated June 28, 2013 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(c)    Amendment dated July 1, 2015 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(d)    Notice dated May 3, 2016 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 99 as filed with the SEC via EDGAR on February 27, 2017.

(e)    Amendment dated July 1, 2018 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 109 as filed with the SEC via EDGAR on February 27, 2020.

(f)  Amendment dated July 1, 2020 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 111 as filed with the SEC via EDGAR on February 26, 2021.

(g)    Amendment dated November 21, 2022, effective as of October 1, 2022, to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 113 as filed with the SEC on February 28, 2023.

		(h) Amendment effective as of July 15, 2024 to the Custodian Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company – filed herewith.

	(2)

Delegation Agreement between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 109 as filed with the SEC via EDGAR on February 27, 2020.

	(3)

Custody Agreement dated October 10, 2016 between the Registrant and Bank of New York Mellon (with respect to the TCW New America Premier Equity Fund only) is incorporated by reference to Post-Effective Amendment No. 99 as filed with the SEC via EDGAR on February 27,2017.

(h)	(1)

Amended and Restated Transfer Agent Servicing Agreement dated February 15, 2022 between the Registrant and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services is incorporated by reference to Post-Effective Amendment No. 112 as filed with the SEC viaEDGAR on February 28, 2022.

	(2)	Transfer Agency and Service Agreement effective as of July 15, 2024 between the Registrant, on behalf of the TCW Central Cash Fund, and State Street Bank and Trust Company – filed herewith.

	(3)

Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(a)    Amendment dated September 25, 2012 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filedwith the SEC via EDGAR on February 25, 2016.

(b)    Amendment dated June 28, 2013 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed withthe SEC via EDGAR on February 25, 2016.

(c)    Amendment dated July 1, 2015 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed withthe SEC via EDGAR on February 25, 2016.

(d)    Amendment dated December 28, 2017 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 104 as filedwith the SEC via EDGAR on February 27, 2018.

(e)    Amendment dated July 1, 2018 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 106 as filed withthe SEC via EDGAR on February 27, 2019.

(f)  Amendment dated July 1, 2020 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 111 as filed withthe SEC via EDGAR on February 26, 2021.

(g)    Amendment dated November 21, 2022, effective as of October 1, 2022, to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company is incorporated by reference toPost-Effective Amendment No. 113 as filed with the SEC on February 28, 2023.

(h) Amendment effective as of July 15, 2024 to the Administration Agreement dated June 29, 2007 between the Registrant and State Street Bank and Trust Company – filed herewith.

(4)

Securities Lending Agency Agreement between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(a)    Amendment No. 1 dated December 1, 2001 to the Securities Lending Agency Agreement between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed withthe SEC via EDGAR on February 25, 2016.

(b)    Amendment No. 2 dated July 1, 2007 to the Securities Lending Agency Agreement between the Registrant and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 97 as filed with theSEC via EDGAR on February 25, 2016.

(5)

Form of Indemnification Agreement between the Registrant and the Registrant’s Directors is incorporated by reference to Post-Effective Amendment No. 82 as filed with the SEC via EDGAR on June 26, 2013.

(6)

Expense Limitation Agreement dated February 29, 2024 for TCW Artificial Intelligence Equity Fund, TCW Global Real Estate Fund, TCW Relative Value Dividend Appreciation Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Mid Cap Fund, TCW Select Equities Fund, TCW Core Fixed Income Fund, TCW Enhanced Commodity Strategy Fund, TCW Global Bond Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund, TCW Total Return Bond Fund, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, and TCW Conservative Allocation Fund is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(7)

Fund of Funds Investment Agreement dated December 21, 2021 between the Registrant and Fidelity Rutland Square Trust II is incorporated by reference to Post-Effective Amendment No. 112 as filed with the SEC via EDGAR on February 28, 2022.

(8)

Fund of Funds Investment Agreement dated September 13, 2022 between the Registrant on behalf of itself and the TCW Emerging Markets Income Fund and BNY Mellon Investment Funds II, Inc. on behalf of itself and the BNY Mellon Yield Enhancement Strategy Fund is incorporated byreference to Post-Effective Amendment No. 113 as filed with the SEC on February 28, 2023.

(i)	Not applicable.

(j)	Not applicable.

(k)	Not applicable.

(l)	Not applicable.

(m)	Registrant’s Class A Shares (k/n/a Class N Shares) Distribution Plan is incorporated by reference to Post-Effective Amendment No. 97 as filed with the SEC via EDGAR on February 25, 2016.

(n)	Plan Pursuant to Rule 18f-3 dated February 28, 2020 is incorporated by reference to Post-Effective Amendment No. 109 as filed with the SEC via EDGAR on February 27, 2020.

(o)	Not applicable.

(p)	Code of Ethics datedSeptember 26, 2023 is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(q)	(1) Power of Attorney for Patrick C. Haden is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(2) Power of Attorney for Martin Luther King III is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(3) Power of Attorney for Peter McMillan is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(4) Power of Attorney for Patrick Moore is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(5)	Power of Attorney for Victoria B. Rogers is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(6)	Power of Attorney for Robert G. Rooney is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(7)	Power of Attorney for Michael Swell is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

(8)	Power of Attorney for Andrew Tarica is incorporated by reference to Post-Effective Amendment No. 114 as filed with the SEC via EDGAR on February 28, 2024.

Item 29.	Persons Controlled by or Under Common Control with the Fund

TCW Investment Management Company LLC (the “Advisor”) is a 100% owned subsidiary of The TCW Group, Inc., a Nevada corporation (“TCW”). The Carlyle Group, LP (“Carlyle”) may be deemed to be a control person of the Advisor by reason of its control of certain investment funds that indirectly control more than 25% of the voting stock of TCW. On December 27, 2017, Nippon Life Insurance Company completed an acquisition of a 24.75% indirect minority stake in TCW from Carlyle. As a result of this transaction, ownership in TCW by TCW management and employees increases to 44.07%, and Carlyle maintains a 31.18% indirect interest in TCW through a purchase by private investment funds controlled by Carlyle. Other investment adviser and broker-dealer entities under common control with the Advisor as subsidiaries of The TCW Group, Inc. include: TCW Funds Distributors (a California entity and a registered-broker-dealer), TCW Asset Management Company LLC (a Delaware limited liability company and a registered investment adviser), and Metropolitan West Asset Management LLC (a California limited liability company and a registered investment adviser). Carlyle also controls various other pooled investment vehicles and, indirectly, many of the portfolio companies owned by those funds. In addition to the Registrant, the Advisor, or an affiliate of the Advisor, also serves as the investment adviser to the following funds, each of which is under common control with the Registrant: TCW Strategic Income Fund, Inc., a closed-end investment management company incorporated in Maryland; Metropolitan West Funds, a Delaware statutory trust; TCW ETF Trust, a Delaware statutory trust; TCW Direct Lending LLC, a Delaware corporation; and TCW Funds, a Luxembourg société d’investissement à capital variable; as well as various other privately-offered pooled investment vehicles.

Item 30.	Indemnification

Under Article Eighth, Section (9) of the Registrant’s Articles of Incorporation, directors and officers of the Registrant will be indemnified, and will be advanced expenses, to the fullest extent permitted by Maryland law, but not in violation of Section 17(i) of the Investment Company Act of 1940, as amended (the “1940 Act”). Such indemnification rights are also limited by Article 9.01 of the Registrant’s Bylaws. The Registrant has also entered into Indemnification Agreements with each of its directors which provide that the Registrant shall advance expenses and indemnify and hold harmless each director in certain circumstances against any expenses incurred by a director in any proceeding arising out of or in connection with the director’s service to the Registrant, to the maximum extent permitted by the Registrant’s Articles of Incorporation, Bylaws, the Maryland General Corporation Law, the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, and which provide for certain procedures in connection with such advancement of expenses and indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding or payment pursuant to any insurance policy) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Adviser

In addition to the Registrant, the Advisor serves as investment adviser or sub-adviser to a number of open-end and closed-end management investment companies that are registered under the 1940 Act, foreign investment companies, and private funds. The information required by this Item 31 as to any other business, profession, vocation or employment of a substantial nature engaged in by the Advisor and each officer, director or partner of the Advisor during the last two fiscal years is incorporated by reference to Schedules A and D of Form ADV (SEC File No. 801-29075) filed by the Advisor pursuant to the Investment Advisers Act of 1940, as amended.

Item 32.	Principal Underwriters

(a)	TCW Funds Distributors LLC also serves as principal underwriter for the following investment company registered under the 1940 Act:

Metropolitan West Funds

(b)

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices With Registrant

Gayle Espinosa	Financial Reporting Director, Financial and Operational Principal, and Principal Financial Officer	None

Joseph T. Magpayo	Chairman of the Board, President, and Chief Executive Officer	None

Felicia P. Werts	Chief Compliance Officer and Secretary	None

*	The principal business address is 515 South Flower Street, Los Angeles, CA 90071.

(c)	None.

Item 33.	Location of Accounts and Records

Unless otherwise stated below, the books or other documents required to be maintained by Section 31(a) of the 1940 Act and the rules promulgated thereunder are in the physical possession of:

TCW Funds, Inc.

515 South Flower Street

Los Angeles, CA 90071

Rule	Location of Required Records

31a-l(b)(2)(c)	N/A

31a-l(b)(2)(d)	State Street Bank & Trust Company One Congress Street Boston, MA 02114

31a-l(b)(4)-(6)	TCW Investment Management Company LLC 515 South Flower Street Los Angeles, CA 90071

31a-1(b)(9)-(11)	TCW Investment Management Company LLC 515 South Flower Street Los Angeles, CA 90071

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Los Angeles and State of California on the 10th day of July, 2024.

TCW FUNDS, INC.

By: /s/ Peter Davidson
Peter Davidson
Vice President and Secretary

EXHIBIT INDEX

(d)(12)	Amendment to Investment Advisory and Management Agreement
(g)(1)(h)	Amendment to Custodian Agreement
(h)(2)	Transfer Agency and Service Agreement
(h)(3)(h)	Amendment to Administration Agreement